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                                                                     EXHIBIT 4.1

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                         K. HOVNANIAN ENTERPRISES, INC.,

                                    AS ISSUER

                           HOVNANIAN ENTERPRISES, INC.

                           THE GUARANTORS PARTY HERETO

                                       AND

                           FIRST UNION NATIONAL BANK,

                                   AS TRUSTEE

                                   ----------

                                    INDENTURE

                           DATED AS OF MARCH 26, 2002

                                   ----------

                          8.000% SENIOR NOTES DUE 2012

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                            CROSS-REFERENCE TABLE(1)

TIA Sections                                                               Indenture Sections
------------                                                               ------------------
Section 310 (a).........................................................................7.10
            (b).........................................................................7.08
Section 312 10.02...........................................................................
Section 313 ............................................................................7.06
Section 314 (a)...................................................................4.15, 4.16
            (c)........................................................................10.04
            (e)........................................................................10.05
Section 315 (a)...................................................................7.01, 7.02
            (b)...................................................................7.02, 7.05
            (c).........................................................................7.01
            (d).........................................................................7.02
            (e).........................................................................5.09
Section 316 (a).......................................................2.06, 5.01, 5.03, 5.04
            (b).........................................................................5.06
            (c)........................................................................10.02
Section 317 (a) (1).....................................................................5.07
            (a) (2).....................................................................5.07
            (b).........................................................................2.04
Section 318 ...........................................................................10.01

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                                TABLE OF CONTENTS

                                TABLE OF CONTENTS

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
                                                                                                               PAGE
                                    RECITALS

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS........................................................................................ 1
SECTION 1.02. RULES OF CONSTRUCTION..............................................................................24

                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01. FORM, DATING AND DENOMINATIONS; LEGENDS............................................................24
SECTION 2.02. EXECUTION AND AUTHENTICATION; EXCHANGE NOTES; ADDITIONAL NOTES.....................................25
SECTION 2.03. REGISTRAR, PAYING AGENT AND AUTHENTICATING AGENT; PAYING AGENT TO HOLD MONEY IN TRUST..............26
SECTION 2.04. REPLACEMENT NOTES..................................................................................27
SECTION 2.05. OUTSTANDING NOTES..................................................................................27
SECTION 2.06. TEMPORARY NOTES....................................................................................28
SECTION 2.07. CANCELLATION...................................................................................... 28
SECTION 2.08. CUSIP AND ISIN NUMBERS.............................................................................28
SECTION 2.09. REGISTRATION, TRANSFER AND EXCHANGE................................................................28
SECTION 2.10. RESTRICTIONS ON TRANSFER AND EXCHANGE..............................................................31
SECTION 2.11. REGULATION S TEMPORARY GLOBAL NOTES................................................................32

                                    ARTICLE 3
                          REDEMPTION; OFFER TO PURCHASE

SECTION 3.01. OPTIONAL REDEMPTION................................................................................33
SECTION 3.02. METHOD AND EFFECT OF REDEMPTION....................................................................33
SECTION 3.03. OFFER TO PURCHASE..................................................................................34

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01. PAYMENT OF NOTES...................................................................................37
SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY....................................................................37
SECTION 4.03. EXISTENCE..........................................................................................38
SECTION 4.04. PAYMENT OF TAXES AND OTHER CLAIMS..................................................................38

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
SECTION 4.05. MAINTENANCE OF PROPERTIES AND INSURANCE............................................................38
SECTION 4.06. LIMITATIONS ON INDEBTEDNESS........................................................................38
SECTION 4.07. LIMITATION ON RESTRICTED PAYMENTS..................................................................39
SECTION 4.08. LIMITATION ON LIENS................................................................................41
SECTION 4.09. LIMITATIONS ON RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES......................................42
SECTION 4.10. LIMITATIONS ON DISPOSITIONS OF ASSETS..............................................................43
SECTION 4.11. GUARANTEES BY RESTRICTED SUBSIDIARIES..............................................................44
SECTION 4.12. REPURCHASE OF NOTES UPON A CHANGE OF CONTROL.......................................................44
SECTION 4.13. LIMITATION ON TRANSACTIONS WITH AFFILIATES.........................................................45
SECTION 4.14. LIMITATIONS ON MERGERS, CONSOLIDATIONS AND SALES OF ASSETS.........................................46
SECTION 4.15. REPORTS TO HOLDERS OF NOTES........................................................................47
SECTION 4.16. REPORTS TO TRUSTEE.................................................................................48

                                    ARTICLE 5
                                    REMEDIES

SECTION 5.01. EVENTS OF DEFAULT..................................................................................48
SECTION 5.02. OTHER REMEDIES.....................................................................................50
SECTION 5.03. WAIVER OF DEFAULTS BY MAJORITY OF HOLDERS..........................................................50
SECTION 5.04. DIRECTION OF PROCEEDINGS...........................................................................50
SECTION 5.05. APPLICATION OF MONEYS COLLECTED BY TRUSTEE.........................................................51
SECTION 5.06. PROCEEDINGS BY HOLDERS.............................................................................51
SECTION 5.07. PROCEEDINGS BY TRUSTEE.............................................................................52
SECTION 5.08. REMEDIES CUMULATIVE AND CONTINUING.................................................................52
SECTION 5.09. UNDERTAKING TO PAY COSTS...........................................................................52
SECTION 5.10. NOTICE OF DEFAULTS.................................................................................53
SECTION 5.11. WAIVER OF STAY, EXTENSION OR USURY LAWS............................................................53

                                    ARTICLE 6
                                    GUARANTEE

SECTION 6.01. GUARANTEE..........................................................................................53
SECTION 6.02. OBLIGATIONS OF EACH GUARANTOR UNCONDITIONAL........................................................54
SECTION 6.03. RELEASE OF A GUARANTOR.............................................................................54
SECTION 6.04. EXECUTION AND DELIVERY OF GUARANTY.................................................................55
SECTION 6.05. LIMITATION ON GUARANTOR LIABILITY..................................................................55
SECTION 6.06. ARTICLE 6 NOT TO PREVENT EVENTS OF DEFAULT.........................................................55
SECTION 6.07. WAIVER BY THE GUARANTORS...........................................................................55
SECTION 6.08. SUBROGATION AND CONTRIBUTION.......................................................................55
SECTION 6.09. STAY OF ACCELERATION...............................................................................56

                                    ARTICLE 7
                                   THE TRUSTEE

SECTION 7.01. GENERAL............................................................................................56
SECTION 7.02. CERTAIN RIGHTS OF TRUSTEE..........................................................................56

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
SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE......................................................................57
SECTION 7.04.  TRUSTEE'S DISCLAIMER..............................................................................57
SECTION 7.05.  NOTICE OF DEFAULT.................................................................................57
SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.....................................................................58
SECTION 7.07.  COMPENSATION AND INDEMNITY........................................................................58
SECTION 7.08.  REPLACEMENT OF TRUSTEE............................................................................58
SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER.......................................................................59
SECTION 7.10.  ELIGIBILITY.......................................................................................59
SECTION 7.11.  MONEY HELD IN TRUST...............................................................................59

                                     ARTICLE 8
                             DEFEASANCE AND DISCHARGE

SECTION 8.01.  DISCHARGE OF ISSUER'S OBLIGATIONS.................................................................60
SECTION 8.02.  LEGAL DEFEASANCE..................................................................................60
SECTION 8.03.  COVENANT DEFEASANCE...............................................................................61
SECTION 8.04.  APPLICATION OF TRUST MONEY........................................................................61
SECTION 8.05.  REPAYMENT TO ISSUER...............................................................................62
SECTION 8.06.  REINSTATEMENT.....................................................................................62
SECTION 8.07.  INDEMNITY FOR U.S. GOVERNMENT OBLIGATIONS.........................................................62

                                     ARTICLE 9
                        AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  AMENDMENTS WITHOUT CONSENT OF HOLDERS.............................................................62
SECTION 9.02.  AMENDMENTS WITH CONSENT OF HOLDERS................................................................63
SECTION 9.03.  EFFECT OF CONSENT.................................................................................64
SECTION 9.04.  TRUSTEE'S RIGHTS AND OBLIGATIONS..................................................................64
SECTION 9.05.  CONFORMITY WITH TRUST INDENTURE ACT...............................................................64
SECTION 9.06.  PAYMENTS FOR CONSENTS.............................................................................64

                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.01. TRUST INDENTURE ACT OF 1939.......................................................................65
SECTION 10.02. HOLDER COMMUNICATIONS; HOLDER ACTIONS.............................................................65
SECTION 10.03. NOTICES...........................................................................................65
SECTION 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT................................................66
SECTION 10.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.....................................................67
SECTION 10.06. PAYMENT DATE OTHER THAN A BUSINESS DAY............................................................67
SECTION 10.07. GOVERNING LAW.....................................................................................67
SECTION 10.08. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.....................................................67
SECTION 10.09. SUCCESSORS........................................................................................67
SECTION 10.10. DUPLICATE ORIGINALS...............................................................................67
SECTION 10.11. SEPARABILITY......................................................................................67
SECTION 10.12. TABLE OF CONTENTS AND HEADINGS....................................................................68

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
Section 10.13. NO LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS....................68

                                    EXHIBITS

EXHIBIT A  FORM OF NOTE
EXHIBIT B  FORM OF SUPPLEMENTAL INDENTURE
EXHIBIT C  RESTRICTED LEGEND
EXHIBIT D  DTC LEGEND
EXHIBIT E  REGULATION S CERTIFICATE
EXHIBIT F  RULE 144A CERTIFICATE
EXHIBIT G  INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE
EXHIBIT H  CERTIFICATE OF BENEFICIAL OWNERSHIP
EXHIBIT I  REGULATION S TEMPORARY GLOBAL NOTE LEGEND

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     INDENTURE, dated as of March 26, 2002, between K. HOVNANIAN ENTERPRISES,
INC., a New Jersey corporation (the "Issuer"), HOVNANIAN ENTERPRISES, INC., a Delaware corporation (the "Company"), each of the Guarantors (as defined hereto) and FIRST UNION NATIONAL BANK, as Trustee.

                                    RECITALS

     The Issuer has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $200,000,000 aggregate principal amount of the Issuer's 8.000% Senior Notes Due 2012, and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor as provided herein (the "NOTES"). All things necessary to make the Indenture a valid agreement of the Issuer, in accordance with its terms, have been done, and the Issuer has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Issuer and authenticated and delivered by the Trustee and duly issued by the Issuer, the valid obligations of the Issuer as hereinafter provided.

     In addition, the Guarantors party hereto have duly authorized the execution and delivery of the Indenture as guarantors of the Notes. All things necessary to make the Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guarantees, when executed by each Guarantor, and the Notes, when executed by the Issuer and authenticated and delivered by the Trustee and duly issued by the Issuer, the valid obligations of such Guarantor as hereinafter provided.

     This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

                            THIS INDENTURE WITNESSETH

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01.  DEFINITIONS.

     "ACQUIRED INDEBTEDNESS" means (a) with respect to any Person that becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company, the Issuer or any Restricted Subsidiary) and (b) with respect to the Company, the Issuer or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company, the Issuer or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the

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Company, the Issuer or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (a) or (b) of the preceding sentence shall be deemed to have been incurred by the Company or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) in the case of clause (a) or at the time of the acquisition of such assets in the case of clause (b), but shall not be deemed Acquired Indebtedness.

     "ADDITIONAL NOTES" means any notes issued under the Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes except that interest will accrue on the Additional Notes from their date of issuance.

     "AFFILIATE" means, when used with reference to a specified Person any Person direct or indirectly controlling, or controlled by or under direct or indirect common control with the Person specified.

     "AGENT" means any Registrar, Paying Agent or Authenticating Agent.

     "AGENT MEMBER" means a member of, or a participant in, the Depositary.

     "ASSET ACQUISITION" means (a) an Investment by the Company, the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company, the Issuer or any Restricted Subsidiary or (b) the acquisition by the Company, the Issuer or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

     "ASSET DISPOSITION" means any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a "TRANSACTION") by the Company, the Issuer or any Restricted Subsidiary to any Person of any Property having a Fair Market Value in any transaction or series of related transactions of at least $5 million. The term "Asset Disposition" shall not include:

          (a) a transaction between the Company, the Issuer and any Restricted Subsidiary or a transaction between Restricted Subsidiaries,

          (b) a transaction in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of
     (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements),

          (c) a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary,

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          (d)  any exchange or swap of assets of the Company, the Issuer or any
     Restricted Subsidiary for assets that (x) are to be used by the Company, the Issuer or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (y) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped,

          (e) any sale, transfer, conveyance, lease or other disposition of assets and properties that is governed by Section 4.14 hereof, or

          (f) dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business.

     "ATTRIBUTABLE DEBT" means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

     "AUTHENTICATING AGENT" refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

     "BANKRUPTCY LAW" means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

     "BOARD OF DIRECTORS" means the board of directors of the Issuer, or any committee thereof duly authorized to act on its behalf.

     "BOARD RESOLUTION" means a resolution duly adopted by the Board of Directors which, as of the date of any certification thereof, remains in full force and effect.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

     "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Disqualified Stock and Preferred Stock.

     "CAPITALIZED LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

     "CASH EQUIVALENTS" means

          (g)  U.S. dollars;

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          (h)  securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition;

          (i) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

          (j) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above;

          (k) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's or S & P, respectively, and in each case maturing within six months after the date of acquisition; and

          (l) investments in money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (a) through (e).

     "CERTIFICATE OF BENEFICIAL OWNERSHIP" means a certificate substantially in the form of Exhibit H.

     "CERTIFICATED NOTE" means a Note in registered individual form without interest coupons.

     "Change of Control" means

          (a) any sale, lease, or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); PROVIDED, HOWEVER, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control;

          (b) a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act (other than (x) the Company or (y) the Permitted Hovnanian Holders) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company;

          (c) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company;

          (d) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; PROVIDED, HOWEVER, that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a

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     Change of Control under the proviso contained in clause (a) above shall not constitute a Change of Control; or

          (e) a change of control shall occur as defined in the instrument governing any publicly traded debt securities of the Company or the Issuer which requires the Company or the Issuer to repay or repurchase such debt securities.

     "CLEARSTREAM" means Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMON EQUITY" of any Person means Capital Stock of such Person that is generally entitled to (a) vote in the election of directors of such Person or
(b) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

     "COMPANY" means Hovnanian Enterprises, Inc., or any successor obligor under the Indenture and the Note Guarantees pursuant to Section 4.14.

     "CONSOLIDATED ADJUSTED TANGIBLE ASSETS" of the Company as of any date means the Consolidated Tangible Assets of the Company, the Issuer and the Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date less any assets securing any Non-Recourse Indebtedness, as determined in accordance with GAAP.

     "CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES" means, for any period, Consolidated Net Income for such period plus (each to the extent deducted in calculating such Consolidated Net Income and determined in accordance with GAAP) the sum for such period, without duplication, of:

          (a)  income taxes,

          (b)  Consolidated Interest Expense,

          (c) depreciation and amortization expenses and other non-cash charges to earnings, and

          (d) interest and financing fees and expenses which were previously capitalized and which are amortized to cost of sales, MINUS all other non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any determination date, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the "FOUR QUARTER PERIOD") for which financial results have been reported immediately preceding the determination date (the "TRANSACTION DATE"), to (y) the aggregate Consolidated Interest Incurred for the Four Quarter Period. For purposes of this

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definition, "CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES" and
"CONSOLIDATED INTEREST INCURRED" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to:

          (a) the incurrence or the repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, "REPAYMENT") of any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation);

          (b) any Asset Disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company, the Issuer or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Disposition or Asset Acquisition (including the incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (b) of the definition of "Consolidated Net Income," of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition as if it occurred on the first day of the Four Quarter Period; PROVIDED, HOWEVER, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income so associated would be excluded pursuant to the definition of "Consolidated Net Income," other than clause (b) thereof, as if it applied to the Person or assets involved before they were acquired; and

          (c) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Incurred attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded.

     Furthermore, in calculating "Consolidated Cash Flow Available for Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

          (a) interest on Indebtedness in respect of which a PRO FORMA calculation is required that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, and

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          (b)  notwithstanding clause (a) above, interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "CONSOLIDATED INTEREST EXPENSE" of the Company for any period means the Interest Expense of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INTEREST INCURRED" for any period means the Interest Incurred of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME" for any period means the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

          (a) the net income (or loss) of (x) any Unrestricted Subsidiary (other than a Mortgage Subsidiary) or (y) any Person (other than a Restricted Subsidiary or a Mortgage Subsidiary) in which any Person other than the Company, the Issuer or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by the Company, the Issuer or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, which dividends or distributions are not in excess of the Company's, the Issuer's or such Restricted Subsidiary's (as applicable) pro rata share of such Unrestricted Subsidiary's or such other Person's net income earned during such period,

          (b) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (a), the net income (or loss) of any Person that accrued prior to the date that (i) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company, the Issuer or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (ii) the assets of such Person are acquired by the Company or any Restricted Subsidiary,

          (c) the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period,

          (d) the gains or losses, together with any related provision for taxes, realized during such period by the Company, the Issuer or any Restricted Subsidiary resulting from (i) the acquisition of securities, or extinguishment of Indebtedness, of the Company or any Restricted Subsidiary or (ii) any Asset Disposition by the Company or any Restricted Subsidiary,

          (e) any extraordinary gain or loss together with any related provision for taxes, realized by the Company, the Issuer or any Restricted Subsidiary, and

          (f) any non-recurring expense recorded by the Company, the Issuer or any Restricted Subsidiary in connection with a merger accounted for as a "pooling-of-interests" transaction;

     PROVIDED FURTHER, that for purposes of calculating Consolidated Net Income solely as it relates to clause (iii) of Section 4.07 hereof, clause (d)(ii) above shall not be applicable.

     "CONSOLIDATED NET WORTH" of any Person as of any date means the stockholders' equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less any amount attributable to Unrestricted Subsidiaries.

     "CONSOLIDATED TANGIBLE ASSETS" of the Company as of any date means the total amount of assets of the Company, the Issuer and the Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (a) Intangible Assets and (b) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.

     "CONTINUING DIRECTOR" means a director who either was a member of the Board of Directors of the Company on the date of the Indenture or who became a director of the Company subsequent to such date and whose election or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

     "CONTROL" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of the Indenture is located at 21 South Street, Morristown, NJ 07960.

     "CREDIT FACILITIES" means, collectively, each of the credit facilities and lines of credit of the Company or one or more Restricted Subsidiaries in existence on the Issue Date and one or more other facilities and lines of credit among or between the Company or one or more Restricted Subsidiaries and one or more lenders pursuant to which the Company or one or more Restricted Subsidiaries may incur indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit.

     "CURRENCY AGREEMENT" of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

     "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "DEFAULT" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

     "DEPOSITARY" means the depositary of each Global Note, which will initially be DTC.

     "DESIGNATION AMOUNT" has the meaning provided in the definition of Unrestricted Subsidiary.

     "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes or (b) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (i) debt securities or (ii) any Capital Stock referred to in (a) above, in each case, at any time prior to the final maturity date of the Notes; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provision applicable to such Capital Stock are no more favorable to such holders than Section 4.12 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's repurchase of the Notes as are required pursuant to Section 4.12 hereof.

     "DTC" means The Depository Trust Company, a New York corporation.

     "DTC LEGEND" means the legend set forth in Exhibit D.

     "EUROCLEAR" means Euroclear Bank S.A./N.V., and its successors or assigns, as operator of the Euroclear System.

     "EVENT OF DEFAULT" has the meaning assigned to such term in Section 5.01.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934.

     "EXCHANGE NOTES" means the Notes of the Issuer issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Liquidated Damages will be eliminated).

     "EXCHANGE OFFER" means an offer by the Issuer to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

     "EXCHANGE OFFER REGISTRATION STATEMENT" means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

     "FAIR MARKET VALUE" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on May 4, 1999.

     "GLOBAL NOTE" means a Note in registered global form without interest coupons.

     "GLOBAL NOTE LEGEND" means the legend set forth in Exhibit I.

     "GUARANTEE" means the guarantee of the Notes by each Guarantor under the Indenture.

     "GUARANTORS" means (a) initially, the Company and each of the Company's Restricted Subsidiaries in existence on the Issue Date, except the Issuer, KHL, Inc. and K. Hovnanian Poland, sp. z.o.o. and (b) each of the Company's Subsidiaries that executes a supplemental indenture in the form of Exhibit B to the Indenture providing for the guaranty of the payment of the Notes, or any successor obligor under its Note Guaranty pursuant to Section 4.14., in each case unless an until such Guarantor is released from its Note Guaranty pursuant to the Indenture.

     "HOLDER" means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

     "INDEBTEDNESS" of any Person means, without duplication,

          (a) any liability of such Person (i) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instrument issued for the benefit of or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof is not required to be recorded as a liability in accordance with GAAP), or (iii) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof),

          (b) any Indebtedness of others that such Person has guaranteed to the extent of the guarantee, PROVIDED HOWEVER, that Indebtedness of the Company and its Restricted Subsidiaries will not include the obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages at prices no greater than 98% of the principal amount thereof, and upon any such purchase the excess, if any, of the purchase price thereof over the Fair Market Value of the mortgages acquired, will constitute Restricted Payments subject to Section
     4.07 hereof,

          (c) to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, and

          (d) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

PROVIDED, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (i) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (ii) the maximum liability of such Person for any contingent obligations under clause (a) above at such date, net of an unamortized discount to be accounted for as Interest Expense in accordance with GAAP, and (iii) in the case of clause (d) above, the lesser of (x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured.

     "INDENTURE" means this indenture, as amended or supplemented from time to time.

     "INITIAL ADDITIONAL NOTES" means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

     "INITIAL NOTES" means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

     "INITIAL PURCHASERS" means the initial purchasers party to a purchase agreement with the Issuer relating to the sale of the Initial Notes by the Issuer.

     "INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE" means a certificate substantially in the form of Exhibit G hereto.

     "INTANGIBLE ASSETS" of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP) and all other items which would be treated as intangible on the consolidated balance sheet of the Company, the Issuer and the Restricted Subsidiaries prepared in accordance with GAAP.

     "INTEREST EXPENSE" of any Person for any period means, without duplication, the aggregate amount of (a) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense (other than interest and other charges amortized to cost of sales), and
(b) all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than the Company, the Issuer or any Restricted Subsidiary during such period; PROVIDED that Interest Expense shall exclude any expense associated with the complete writeoff of financing fees and expenses in connection with the repayment of any Indebtedness.

     "INTEREST INCURRED" of any Person for any period means, without duplication, the aggregate amount of (a) Interest Expense and (b) all capitalized interest and amortized debt issuance costs.

     "INTEREST PAYMENT DATE" means each April 1 and October 1 of each year, commencing October 1, 2002.

     "INTEREST PROTECTION AGREEMENT" of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Debt permitted to be incurred under the Indenture.

     "INVESTMENTS" of any Person means (a) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (b) all guarantees of Indebtedness or other obligations of any other Person by such Person, (c) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (d) all other items that would be classified as investments in any other Person (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

     "ISSUE DATE" means the date on which the Initial Notes are originally issued under the Indenture.

     "LIEN" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

     "LIQUIDATED DAMAGES" means liquidated damages owed to the Holders pursuant to a Registration Rights Agreement.

     "MARKETABLE SECURITIES" means (a) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

     "MOODY'S" means Moody's Investors Service, Inc. or any successor to its debt rating business.

     "MORTGAGE SUBSIDIARY" means any Subsidiary of the Company substantially all of whose operations consist of the mortgage lending business.

     "NET CASH PROCEEDS" means with respect to an Asset Disposition, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other noncash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller's indemnities or other obligations to the purchaser undertaken by the Company, the Issuer or any of its Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such Property, in accordance with the terms of any Lien or agreement upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

     "NON-RECOURSE INDEBTEDNESS" with respect to any Person means Indebtedness of such Person for which (a) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (b) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (i) environmental warranties and indemnities, or (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, including waste and mechanics' liens.

     "NON-U.S. PERSON" means a Person that is not a U.S. person, as defined in Regulation S.

     "NOTES" has the meaning assigned to such term in the Recitals.

     "OFFER TO PURCHASE" has the meaning assigned to such term in Section 3.03.

     "OFFICER" means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

     "OFFICERS' CERTIFICATE" means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

     "OPINION OF COUNSEL" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer, satisfactory to the Trustee.

     "ORIGINAL NOTES" means the Initial Notes and any Exchange Notes issued in exchange therefor.

     "PAYING AGENT" refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

     "PERMANENT REGULATION S GLOBAL NOTE" means a Regulation S Global Note that does not bear the Regulation S Temporary Global Note Legend.

     "PERMITTED HOVNANIAN HOLDERS" means, collectively, Kevork S. Hovnanian, Ara
K. Hovnanian, the members of their immediate families, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any BONA FIDE trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the Common Equity.

     "PERMITTED INDEBTEDNESS" means

          (a) Indebtedness under Credit Facilities which does not exceed $440 million principal amount outstanding at any one time;

          (b) Indebtedness in respect of obligations of the Company and its Subsidiaries to the trustees under indentures for debt securities;

          (c)  intercompany debt obligations of (i) the Company to the Issuer,
     (ii) the Issuer to the Company, (iii) the Company or the Issuer to any Restricted Subsidiary and (iv) any Restricted Subsidiary to the Company or the Issuer or any other Restricted Subsidiary; PROVIDED HOWEVER, that any Indebtedness of any Restricted Subsidiary or the Issuer or the Company owed to any Restricted Subsidiary or the Issuer that ceases to be a Restricted Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of Section 4.06(a) hereof at the time the Restricted Subsidiary in question ceases to be a Restricted Subsidiary;

          (d) Indebtedness of the Company or the Issuer or any Restricted Subsidiary under any Currency Agreements or Interest Protection Agreements in a notional amount no greater than the payments due (at the time the related Currency Agreement or Interest Protection Agreement is entered into) with respect to the Indebtedness or currency being hedged;

          (e)  Purchase Money Indebtedness;

          (f)  Capitalized Lease Obligations;

          (g) obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business;

          (h) Indebtedness secured only by office buildings owned or occupied by the Company or any Restricted Subsidiary, which Indebtedness does not exceed $10 million aggregate principal amount outstanding at any one time;

          (i) Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness, secured by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business; and

          (j) Indebtedness of the Company or any Restricted Subsidiary which, together with all other Indebtedness under this clause (j), does not exceed $30 million aggregate principal amount outstanding at any one time.

     "PERMITTED INVESTMENT" means

          (a)  Cash Equivalents;

          (b) any Investment in the Company, the Issuer or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Company or a Restricted Subsidiary;

          (c) any receivables, loans or other consideration taken by the Company, the Issuer or any Restricted Subsidiary in connection with any asset sale otherwise permitted by the Indenture;

          (d) Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of the Indenture;

          (e) Investments in Currency Agreements or Interest Protection Agreements described in the definition of Permitted Indebtedness;

          (f) any loan or advance to an executive officer, director or employee of the Company or any Restricted Subsidiary made in the ordinary course of business or in accordance with past practice; PROVIDED, HOWEVER, that any such loan or advance exceeding $1 million shall have been approved by the Board of Directors of the Company or a committee thereof consisting of disinterested members;

          (g) Investments in joint ventures in a Real Estate Business with unaffiliated third parties in an aggregate amount at any time outstanding not to exceed 10% of Consolidated Tangible Assets at such time;

          (h) Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing, or other mortgage related assets;

          (i) obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages; and

          (j) Investments in an aggregate amount outstanding not to exceed $10 million.

     "PERMITTED LIENS" means

          (a) Liens for taxes, assessments or governmental or quasi-government charges or claims that (i) are not yet delinquent, (ii) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (iii) encumber solely property abandoned or in the process of being abandoned,

          (b) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (i) are not yet delinquent or (ii) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required,

          (c) Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation. unemployment insurance and other types of social security,

          (d) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer's or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (a)(i) of the definition of "Indebtedness"), in each case incurred in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

          (e) attachment or judgment Liens not giving rise to a Default or an Event of Default,

          (f) easements, dedications, assessment district or similar Liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations and other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

          (g) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

          (h)  Liens securing Indebtedness incurred pursuant to clause (h) or
     (i) of the definition of Permitted Indebtedness,

          (i) Liens securing Indebtedness of the Company, the Issuer or any Restricted Subsidiary permitted to be incurred under the Indenture; PROVIDED that the aggregate amount of all consolidated Indebtedness of the Company, the Issuer and the Restricted Subsidiaries (including, with respect to Capitalized Lease Obligations, the Attributable Debt in respect thereof) secured by Liens (other than Non-Recourse Indebtedness and Indebtedness incurred pursuant to clause (i) of the definition of Permitted Indebtedness) shall not exceed 40% of Consolidated Adjusted Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof),

          (j) Liens securing Non-Recourse Indebtedness of the Company, the Issuer or any Restricted Subsidiary; PROVIDED, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness,

          (k) Liens securing Purchase Money Indebtedness; PROVIDED that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness,

          (l) Liens on property or assets of the Company, the Issuer or any Restricted Subsidiary securing Indebtedness of the Company, the Issuer or any Restricted Subsidiary owing to the Company, the Issuer or one or more Restricted Subsidiaries,

          (m) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries,

          (n) purchase money security interests (including, without limitation, Capitalized Lease Obligations); PROVIDED that such Liens apply only to the Property acquired and the related Indebtedness is incurred within 90 days after the acquisition of such Property,

          (o) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; PROVIDED that such sale is not otherwise prohibited under the Indenture,

          (p) any right of a lender or lenders to which the Company, the Issuer or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company, the Issuer or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates,

          (q) any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

          (r) Liens for homeowner and property owner association developments and assessments,

          (s) Liens securing Refinancing Indebtedness; PROVIDED, that such Liens extend only to the assets securing the Indebtedness being refinanced,

          (t) Liens incurred in the ordinary course of business as security for the obligations of the Company, the Issuer and the Restricted Subsidiaries with respect to indemnification in respect of title insurance providers,

          (u) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary or acquired by the Company or its Subsidiaries,

          (v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition,

          (w) Liens existing on the Issue Date and any extensions, renewals or replacements thereof, and

          (x) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

     "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PREFERRED STOCK" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

     "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company, the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by the Company, the Issuer and the Restricted Subsidiaries; PROVIDED, HOWEVER, that (a) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (b) such Indebtedness shall be incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.

     "QUALIFIED STOCK" means Capital Stock of the Company other than Disqualified Stock.

     "REAL ESTATE BUSINESS" means homebuilding, housing construction, real estate development or construction and related real estate activities, including the provision of mortgage financing or title insurance.

     "REFINANCING INDEBTEDNESS" means Indebtedness (to the extent not Permitted Indebtedness) that refunds, refinances or extends any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (to the extent not Permitted Indebtedness) outstanding on the Issue Date or other Indebtedness (to the extent not Permitted Indebtedness) permitted to be incurred by the Company, the Issuer or any Restricted Subsidiary pursuant to the terms of the Indenture, but only to the extent that

          (a) the Refinancing Indebtedness is subordinated, if at all, to the Notes or the Guarantee, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended,

          (b) the Refinancing Indebtedness is scheduled to mature either (i) no earlier than the Indebtedness being refunded, refinanced or extended or
     (ii) after the maturity date of the Notes,

          (c) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, and

          (d) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended.

     "REGISTER" has the meaning assigned to such term in Section 2.09.

     "REGISTRAR" means a Person engaged to maintain the Register.

     "REGISTRATION RIGHTS AGREEMENT" means (i) the Registration Rights Agreement dated the Issue Date between the Company and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

     "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the March 15 or September 15 (whether or not a Business Day) next preceding such Interest Payment Date.

     "REGULATION S" means Regulation S under the Securities Act.

     "REGULATION S CERTIFICATE" means a certificate substantially in the form of Exhibit E hereto.

     "REGULATION S GLOBAL NOTE" means a Global Note representing Notes issued and sold pursuant to Regulation S.

     "REGULATION S TEMPORARY GLOBAL NOTE" means an Regulation S Global Note that bears the Regulation S Temporary Global Note Legend.

     "REGULATION S TEMPORARY GLOBAL NOTE LEGEND" means the legend set forth in
Exhibit I.

     "RESTRICTED LEGEND" means the legend set forth in Exhibit C.

     "RESTRICTED PAYMENT" means any of the following:

          (a) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company, the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than (i) dividends or distributions payable solely in Qualified Stock and (ii) in the case of the Issuer or Restricted Subsidiaries, dividends or distributions payable to the Company, the Issuer or a Restricted Subsidiary);

          (b) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than a payment made to the Company, the Issuer or any Restricted Subsidiary); and

          (c) any Investment (other than any Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of the Company as an Unrestricted Subsidiary) and any amounts paid in accordance with clause (b) of the definition of Indebtedness.

     "RESTRICTED PERIOD" means the relevant 40-day distribution compliance period as defined in Regulation S, which, for each relevant Note, commences on the date such Note is Issued.

     "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company which is not an Unrestricted Subsidiary.

     "RULE 144A" means Rule 144A under the Securities Act.

     "RULE 144A CERTIFICATE" means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Issuer and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

     "RULE 144A GLOBAL NOTE" means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. and its successors.

     "SECURITIES ACT" means the Securities Act of 1933.

     "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in a Registration Rights Agreement.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary of the Company that would constitute a "significant subsidiary" as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of the Indenture.

     "SUBSIDIARY" of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

     "TRUSTEE" means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

     "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939.

     "U.S. GOVERNMENT OBLIGATIONS" means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company so designated by a resolution adopted by the Board of Directors of the Company or a duly authorized committee thereof as provided below; PROVIDED that (a) the holders of Indebtedness thereof do not have direct or indirect recourse against the Company, the Issuer or any Restricted Subsidiary, and neither the Company, the Issuer nor any Restricted Subsidiary otherwise has liability for, any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that the amount thereof constitutes a Restricted Payment permitted by the Indenture, in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of "Non-Recourse Indebtedness," or to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company, the Issuer or a Restricted Subsidiary and (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company, the Issuer or any Restricted Subsidiary. As of the Issue Date, the Unrestricted Subsidiaries will be the following:

     Eastern National Title Insurance Agency, Inc., Eastern Title Agency, Inc., Founders Title Agency, Inc., Governor's Abstract Co., Inc. Hexter Fair Land Title Company I, Inc., Homebuyer's Mortgage, Inc., K. Hovnanian Mortgage, Inc., Hovnanian Financial Services I, Inc., Hovnanian Financial Services II, Inc., Hovnanian Financial Services III, Inc., Hovnanian Financial Services IV. Inc.,
K. Hovnanian Investment Properties, Inc., Preston Grande Homes, Inc., Heritage Pines, L.L.C., Kings Crossing at Montgomery, L.L.C., Knox Creek, L.L.C., McKinley Court, L.L.C., Monticello Woods, L.L.C., New Homebuyers Title Co. (Virginia) L.L.C., New Homebuyers Title Company, L.L.C., Shadow Creek, L.L.C.,
Section 13 of the

Hills, L.L.C., Title Group II, L.L.C., Town Homes at Montgomery, L.L.C., Westwood Hills, L.L.C., WH/PR Land Co., L.L.C., Athena Portfolio Investors, L.P., Beacon Manor Associates, L.P., Galleria Mortgage, L.P., Goodman Mortgage Investors, L.P., Parkway Development, Sovereign Group, L.P., and K. Hovnanian Venture I, L.L.C.

     Subject to the foregoing, the Board of Directors of the Company or a duly authorized committee thereof may designate any Subsidiary in addition to those named above to be an Unrestricted Subsidiary; PROVIDED HOWEVER, that (a) the net amount (the "DESIGNATION AMOUNT") then outstanding of all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof to the extent provided therein, (b) the Company must be permitted under Section 4.07 hereof to make the Restricted Payment deemed to have been made pursuant to clause (a), and
(c) after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person's merger with the Company or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by the Company or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary.

     The Board of Directors of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary PROVIDED, HOWEVER, that (a) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under
Section 4.06 hereof and (b) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under Section 4.06(a) hereof. Any such designation or redesignation by the Board of Directors of the Company or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company or a committee thereof giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; PROVIDED, HOWEVER, that the ownership of the general partnership interest (or a similar member's interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of the Company of which more than 95% of the equity interest is held by the Company or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the sum of all such payments described in clause (a)(i) above.

     SECTION 1.02. RULES OF CONSTRUCTION. Unless the context otherwise requires or except as otherwise expressly provided,

     (a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (b) "herein," "hereof" and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

     (c) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

     (d) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

     (e) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Issuer may classify such transaction as it, in its sole discretion, determines.

                                    ARTICLE 2

                                    THE NOTES

     SECTION 2.01. FORM, DATING AND DENOMINATIONS; LEGENDS. The Notes and the Trustee's certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof.

          (a) (i) Except as otherwise provided in paragraph (c), Section 2.10(b)(iii), (b)(v), or (c) or Section 2.09(b)(iv), each Initial Note or Initial Additional Note (other than a Permanent Regulation S Note) will bear the Restricted Legend.

          (ii) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

          (iii) Each Regulation S Temporary Global Note will bear the Regulation S Temporary Global Note Legend.

          (iv) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

          (v) Initial Notes and Initial Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Issuer to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

          (vi) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

          (b) (i) If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

          (ii)  after an Initial Note or any Initial Additional Note is

                (A) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or

                (B) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Issuer may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

          (c) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

     SECTION 2.02. EXECUTION AND AUTHENTICATION; EXCHANGE NOTES; ADDITIONAL NOTES. (a) An Officer shall execute the Notes for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

     (b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.

     (c) At any time and from time to time after the execution and delivery of the Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication. The Trustee will authenticate and deliver

          (i) Initial Notes for original issue in the aggregate principal amount not to exceed $100,000,000,

          (ii) Initial Additional Notes from time to time for original issue in aggregate principal amounts up to $100,000,000 specified by the Issuer, and

          (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:

                (A) Receipt by the Trustee of an Officers' Certificate specifying

                          (1) the amount of Notes to be authenticated and the
                    date on which the Notes are to be authenticated,

                          (2) whether the Notes are to be Initial Notes or,
                    Additional Notes or Exchange Notes,

                          (3) in the case of Initial Additional Notes, that the
                    issuance of such Notes does not contravene any provision of
                    Article 4,

                          (4) whether the Notes are to be issued as one or more
                    Global Notes or Certificated Notes, and

                          (5) other information the Issuer may determine to
                    include or the Trustee may reasonably request.

                (B) In the case of Initial Additional Notes, receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Notes will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued.

                (C) In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and Consummation (as defined in the Registration Rights Agreement) of the exchange offer thereunder (and receipt by the Trustee of an Officers' Certificate to that effect). Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.

     SECTION 2.03. REGISTRAR, PAYING AGENT AND AUTHENTICATING AGENT; PAYING AGENT TO HOLD MONEY IN TRUST. (a) The Issuer may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Issuer may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Issuer and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights.

     (b) The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

     SECTION 2.04. REPLACEMENT NOTES. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Issuer will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Issuer and entitled to the benefits of the Indenture. If required by the Trustee or the Issuer, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Issuer to protect the Issuer and the Trustee from any loss they may suffer if a Note is replaced. The Issuer may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay the Note instead of issuing a replacement Note.

     SECTION 2.05. OUTSTANDING NOTES. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

          (i) Notes cancelled by the Trustee or delivered to it for cancellation;

          (ii) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a BONA FIDE purchaser; and

          (iii) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Issuer or an Affiliate of the Issuer) holds money sufficient to pay all amounts then due.

     (b) A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note, PROVIDED that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Issuer or any Affiliate of the Issuer will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate of the Issuer.

     SECTION 2.06. TEMPORARY NOTES. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Issuer will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

     SECTION 2.07. CANCELLATION. The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Issuer. The Issuer may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

     SECTION 2.08. CUSIP AND ISIN NUMBERS. The Issuer in issuing the Notes may use "CUSIP" and "ISIN" numbers, and the Trustee will use CUSIP numbers or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Issuer will promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

     SECTION 2.09. REGISTRATION, TRANSFER AND EXCHANGE. (a) The Notes will be issued in registered form only, without coupons, and the Issuer shall cause the Trustee to maintain a register (the "REGISTER") of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

          (b) (i) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

          (ii) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (A) as set forth in Section 2.09(b)(iv) and (B) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and
     Section 2.10.

          (iii) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

          (iv) If (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Issuer within 90 days of the notice or
     (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, PROVIDED that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Regulation S Temporary Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

          (c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.

          (d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; PROVIDED that

          (i) no transfer or exchange will be effective until it is registered in such register and

          (ii) the Trustee will not be required (x) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (y) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (z) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuer, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

     From time to time the Issuer will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

     No service charge will be imposed in connection with any transfer or exchange of any Note, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(iv)).

          (e) (i) GLOBAL NOTE TO GLOBAL NOTE. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (ii) GLOBAL NOTE TO CERTIFICATED NOTE. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

          (iii) CERTIFICATED NOTE TO GLOBAL NOTE. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled

     Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

          (iv) CERTIFICATED NOTE TO CERTIFICATED NOTE. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will
     (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

     SECTION 2.10. RESTRICTIONS ON TRANSFER AND EXCHANGE. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

     (b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

             A                                 B                         C
Rule 144A Global Note             Rule 144A Global Note                   (i)
Rule 144A Global Note             Regulation S Global Note               (ii)
Rule 144A Global Note             Certificated Note                     (iii)
Regulation S Global Note          Rule 144A Global Note                  (iv)
Regulation S Global Note          Regulation S Global Note                (i)
Regulation S Global Note          Certificated Note                       (v)
Certificated Note                 Rule 144A Global Note                  (iv)
Certificated Note                 Regulation S Global Note               (ii)
Certificated Note                 Certificated Note                     (iii)

          (i)   No certification is required.

          (ii) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; PROVIDED that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

          (iii) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an opinion of counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; PROVIDED that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (B) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (C) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

          (iv) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

          (v) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Regulation S Temporary Global Note. If the requested transfer or exchange involves a beneficial interest in a Permanent Regulation S Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

     (c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

          (i) after such Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); PROVIDED that the Issuer has provided the Trustee with a certificate to that effect, and the Issuer may require from any Person requesting a transfer or exchange in reliance upon this clause (i) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

          (ii) (A) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (B) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

     Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

     (d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

     SECTION 2.11. REGULATION S TEMPORARY GLOBAL NOTES. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Regulation S Global Notes that bear the Regulation S Temporary Global Note Legend.

     (b) An owner of a beneficial interest in a Regulation S Temporary Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Regulation S Global Note, and will (x) permanently reduce the principal amount of such Regulation S Temporary Global Note by the amount of such beneficial interest and
(y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.

     (c) Notwithstanding anything to the contrary contained herein, beneficial interests in a Regulation S Temporary Global Note may be held through the Depositary only through Euroclear and Clearstream and their respective direct and indirect participants.

     (d) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Regulation S Temporary Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Regulation S Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Regulation S Temporary Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.

                                    ARTICLE 3

                          REDEMPTION; OFFER TO PURCHASE

     Section 3.01. OPTIONAL REDEMPTION. At any time and from time to time on or after April 1, 2007, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, and Liquidated Damages, if any, thereon, to the redemption date.

                12-MONTH PERIOD
                  COMMENCING
                APRIL 1 IN YEAR                  PERCENTAGE
            -------------------------     -------------------------
             2007                                 104.000%
             2008                                 102.667%
             2009                                 101.333%
             2010 and thereafter                  100.000%

     SECTION 3.02. METHOD AND EFFECT OF REDEMPTION. (a) If the Issuer elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers' Certificate at least 60 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the Officers' Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes to be redeemed pro rata, or as nearly a pro rata basis as is practicable (subject to the procedures of DTC), unless such method is otherwise prohibited, in which case, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in denominations of $1,000 principal amount and multiples thereof. The Trustee will notify the Issuer promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be sent by the Issuer or at the Issuer's request, by the Trustee in the name and at the expense of the Issuer, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date.

     (b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:

          (i)   the redemption date;

          (ii) the redemption price, including the portion thereof representing any accrued interest or Liquidated Damages;

          (iii) the place or places where Notes are to be surrendered for redemption;

          (iv) Notes called for redemption must be so surrendered in order to collect the redemption price;

          (v) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

          (vi) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

          (vii) if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

     (c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Issuer shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

     SECTION 3.03. OFFER TO PURCHASE. (a) An "OFFER TO PURCHASE" means an offer by the Issuer to purchase Notes as required by the Indenture. An Offer to Purchase must be made by written offer (the "OFFER") sent to the Holders. The Issuer will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

     (b) The offer must include or state the following as to the terms of the Offer to Purchase:

          (i) the provision of the Indenture pursuant to which the Offer to Purchase is being made;

          (ii) the aggregate principal amount of the outstanding Notes offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Indenture) (the "PURCHASE AMOUNT");

          (iii) the purchase price, including the portion thereof representing accrued interest and Liquidated Damages, if any;

          (iv) an expiration date (the "EXPIRATION DATE") not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the "PURCHASE DATE") not more than five Business Days after the expiration date;

          (v) information concerning the business of the Issuer and its Subsidiaries which the Issuer in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase, at a minimum to include

                (A) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the Company,

                (B) a description of material developments in the Company's business subsequent to the date of the latest of the financial statements (including a description of the events requiring the Issuer to make the Offer to Purchase), and

                (C) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Issuer to make the Offer to Purchase;

          (vi) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount;

          (vii) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

          (viii)each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Issuer or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

          (ix) interest on any Note not tendered, or tendered but not purchased by the Issuer pursuant to the Offer to Purchase, will continue to accrue;

          (x) on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

          (xi) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Issuer or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

          (xii) (A) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer will purchase all such Notes, and (B) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuer will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased;

          (xiii)if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

          (xiv) if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

     (c) Prior to the purchase date, the Issuer will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers' Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

     (d) The Issuer will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

                                    ARTICLE 4

                                    COVENANTS

     SECTION 4.01. PAYMENT OF NOTES. (a) The Issuer agrees to pay the principal of and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes and the Indenture. The Issuer shall pay Liquidated Damages in the amounts set forth in the Registration Rights Agreement. Not later than 9:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Issuer will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, PROVIDED that if the Issuer or any Affiliate of the Issuer is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Issuer will promptly notify the Trustee of its compliance with this paragraph.

     (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Issuer or any Affiliate of the Issuer) holds on that date money designated for and sufficient to pay the installment. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

     (c) The Issuer agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest and Liquidated Damages at the rate per annum specified in the Notes.

     (d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Issuer will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder's registered address.

     SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY. The Issuer will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served. The Issuer hereby initially designates the Corporate Trust Office of the Trustee as such office of the Issuer. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

     The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     SECTION 4.03. EXISTENCE. The Company and the Issuer will each do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company, the Issuer and each Restricted Subsidiary, PROVIDED that the Company and the Issuer are not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and PROVIDED FURTHER that this Section does not prohibit any transaction otherwise permitted by Section 4.10 or Section 4.14.

     SECTION 4.04. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, and (b) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

     SECTION 4.05. MAINTENANCE OF PROPERTIES AND INSURANCE. (a) The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company may be necessary so that the business of the Company and its Restricted Subsidiaries may be properly and advantageously conducted at all times; PROVIDED that nothing in this Section prevents the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

     (b) The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Company and its Restricted Subsidiaries are then conducting business.

     SECTION 4.06. LIMITATIONS ON INDEBTEDNESS. (a) The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary, directly or indirectly, to create, incur, assume, become liable for or guarantee the payment of (collectively, an "INCURRENCE") any Indebtedness (including Acquired Indebtedness) unless, after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0.

     (b) Notwithstanding the foregoing, the provisions of the Indenture will not prevent the incurrence of:

          (i)   Permitted Indebtedness,

          (ii)  Refinancing Indebtedness,

          (iii) Non-Recourse Indebtedness,

          (iv)  any Guarantee of Indebtedness represented by the Notes, and

          (v) any guarantee of Indebtedness incurred under Credit Facilities in compliance with the Indenture.

     (c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion,

          (i) may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable,

          (ii) may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and

          (iii) may elect to comply with such paragraphs (or definitions), as applicable, in any order.

     (d) The Company and the Issuer will not, and will not cause or permit any Guarantor to, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor, as the case may be.

     SECTION 4.07. LIMITATION ON RESTRICTED PAYMENTS. (a) The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (ii) immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness pursuant to Section 4.06(a) hereof; and

          (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made after May 4, 1999 does not exceed the sum of:

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

                (A) 50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including February 1, 1999 and ending on the last day of the Company's fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), PLUS

                (B) 100% of the aggregate net cash proceeds of and the Fair Market Value of Property received by the Company from (1) any capital contribution to the Company after February 1, 1999 or any issue or sale after February 1, 1999 of Qualified Stock (other than to any Subsidiary of the Company) and (2) the issue or sale after February 1, 1999 of any Indebtedness or other securities of the Company convertible into or exercisable for Qualified Stock of the Company that have been so converted or exercised, as the case may be, PLUS

                (C) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after May 4, 1999, an amount (to the extent not included in the calculation of Consolidated Net Income referred to in (A)) equal to the lesser of (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Capital Stock) and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of Consolidated Net Income referred to in (A)), PLUS

                (D) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after May 4, 1999, in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after May 4, 1999, and only to the extent not included in the calculation of Consolidated Net Income referred to in (A)), an amount equal to the lesser of (x) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Subsidiary's designation as an Unrestricted Subsidiary, PLUS

                (E)  $17 million, MINUS

                (F) the aggregate amount of all Restricted Payments (other than Restricted Payments referred to in clause (iii) of paragraph (b) below) made after February 1, 1999 through May 4, 1999.

     (b)  Clauses (ii) and (iii) of paragraph (a) will not prohibit:

                                       40
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          (i)   the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of the Indenture;

          (ii) the repurchase, redemption or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of Qualified Stock; and

          (iii) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any Subsidiary held by officers or employees or former officers or employees of the Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $10 million in the aggregate since May 4, 1999; PROVIDED, HOWEVER that each Restricted Payment described in clauses (i) and (ii) of this sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (iii) of the immediately preceding paragraph.

     (c) For purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by the Company or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

     (d) In determining the "Fair Market Value of Property" for purposes of clause (iii) of paragraph (a), Property other than cash, Cash Equivalents and Marketable Securities shall be deemed to be equal in value to the "equity value" of the Capital Stock or other securities issued in exchange therefor. The equity value of such Capital Stock or other securities shall be equal to (i) the number of shares of Common Equity issued in the transaction (or issuable upon conversion or exercise of the Capital Stock or other securities issued in the transaction) multiplied by the closing sale price of the Common Equity on its principal market on the date of the transaction (less, in the case of Capital Stock or other securities which require the payment of consideration at the time of conversion or exercise, the aggregate consideration payable thereupon) or
(ii) if the Common Equity is not then traded on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market, or if the Capital Stock or other securities issued in the transaction do not consist of Common Equity (or Capital Stock or other securities convertible into or exercisable for Common Equity), the value (if more than $10 million) of such Capital Stock or other securities as determined by a nationally recognized investment banking firm retained by the Board of Directors of the Company.

     SECTION 4.08. LIMITATION ON LIENS. The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, unless contemporaneously therewith or prior thereto all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien.

                                       41
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     SECTION 4.09.  LIMITATIONS ON RESTRICTIONS AFFECTING RESTRICTED
SUBSIDIARIES. The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions of agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to:

     (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary,

     (b) make loans or advances to the Company or any other Restricted Subsidiary, or

     (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary,

          except for

          (i) encumbrances or restrictions existing under or by reason of applicable law,

          (ii) contractual encumbrances or restrictions in effect on the Issue Date and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such contractual encumbrances or restrictions, as in effect on May 4, 1999,

          (iii) any restrictions or encumbrances arising under Acquired Indebtedness; PROVIDED that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries prior to such acquisition,

          (iv) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; PROVIDED, HOWEVER, that any restrictions and encumbrances of the type described in this clause (iv) that arise under such Refinancing Indebtedness shall not be materially more restrictive or apply to additional assets than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended,

          (v) any Permitted Lien, or any other agreement restricting the sale or other disposition of property, securing Indebtedness permitted by the Indenture if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder,

          (vi) reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by the Indenture,

          (vii) customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business,

          (viii)any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

          (ix) encumbrances or restrictions existing under or by reason of the Indenture or the Notes,

          (x) purchase money obligations that impose restrictions on the property so acquired of the nature described in clause (c) of the preceding paragraph,

          (xi) Liens permitted under the Indenture securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien,

          (xii) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements,

          (xiii)customary provisions of any franchise, distribution or similar agreements,

          (xiv) restrictions on cash or other deposits or net worth imposed by contracts entered into in the ordinary course of business, and

          (xv) any encumbrance or restrictions of the type referred to in clauses (a), (b) or (c) of the first paragraph of this section imposed by any amendments, modifications, restatements, renewals, supplements, refinancings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiv) of this paragraph, PROVIDED that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing.

     SECTION 4.10. LIMITATIONS ON DISPOSITIONS OF ASSETS. The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless (x) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof, and (y) not less than 70% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities. The amount of (i) any Indebtedness (other than any Indebtedness subordinated to the Notes) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Disposition

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

and (ii) the fair market value (as determined in good faith by the Board of Directors of the Company) of any property or assets received that are used or useful in a Real Estate Business, shall be deemed to be consideration required by clause (y) above for purposes of determining the percentage of such consideration received by the Company or the Restricted Subsidiaries. The Net Cash Proceeds of an Asset Disposition shall, within one year, at the Company's election, (a) be used by the Company or a Restricted Subsidiary in the business of the construction and sale of homes conducted by the Company and the Restricted Subsidiaries or any other business of the Company or a Restricted Subsidiary existing at the time of such Asset Disposition or (b) to the extent not so used, be applied to make an Offer to Purchase Notes and, if the Company or a Restricted Subsidiary elects or is required to do so repay, purchase or redeem any other unsubordinated Indebtedness (on a PRO RATA basis if the amount available for such repayment, purchase or redemption is less than the aggregate amount of (i) the principal amount of the Notes tendered in such Offer to Purchase and (ii) the lesser of the principal amount, or accreted value, of such other unsubordinated Indebtedness, plus, in each case accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued interest and Liquidated Damages, if any, to the date of repurchase or repayment. Notwithstanding the foregoing, (A) the Company will not be required to apply such Net Cash Proceeds to the repurchase of Notes in accordance with clause (b) of the preceding sentence except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions (other than those so used) which have not been applied in accordance with this provision and as to which no prior Offer to Purchase shall have been made, exceed 5% of Consolidated Tangible Assets and (B) in connection with an Asset Disposition, the Company and the Restricted Subsidiaries will not be required to comply with the requirements of clause (y) of the first sentence of the first paragraph of this covenant to the extent that the non-cash consideration received in connection with such Asset Disposition together with the sum of all non-cash consideration received in connection with all prior Asset Disposition that has not yet been converted into cash, does not exceed 5% of Consolidated Tangible Assets; PROVIDED HOWEVER, that when any non-cash consideration is converted into cash, such cash shall constitute Net Cash Proceeds and be subject to the preceding sentence.

     SECTION 4.11. GUARANTEES BY RESTRICTED SUBSIDIARIES. Each existing Restricted Subsidiary (other than KHL, Inc. and K. Hovnanian Poland, sp. z.o.o.) will provide a Note Guaranty. The Company will be permitted to cause any Unrestricted Subsidiary to provide a Note Guaranty. If the Issuer, the Company or any of its Restricted Subsidiaries acquires or creates a Restricted Subsidiary after the date of the Indenture, the new Restricted Subsidiary must provide a Note Guaranty.

     A Restricted Subsidiary required to provide a Note Guaranty shall execute a supplemental indenture in the form of Exhibit B, and deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the Restricted Subsidiary and constitutes a valid and binding obligation of the Restricted Subsidiary, enforceable against the Restricted Subsidiary in accordance with its terms (subject to customary exceptions).

     SECTION 4.12. REPURCHASE OF NOTES UPON A CHANGE OF CONTROL. (a) In the event that there shall occur a Change of Control, each Holder of Notes shall have the right, at such Holder's option, to require the Issuer to purchase all or any part of such Holder's Notes on a date

(the "REPURCHASE DATE") that is no later than 90 days after notice of the Change of Control, at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the Repurchase Date.

     (b) On or before the thirtieth day after any Change of Control, the Issuer is obligated to mail or cause to be mailed, to all Holders of record of Notes a notice regarding the Change of Control and the repurchase right. The notice shall state the Repurchase Date, the date by which the repurchase right must be exercised, the price for the Notes and the procedure which the Holder must follow to exercise such right. Substantially simultaneously with mailing of the notice, the Issuer shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise such right, the Holder of such Note must deliver at least ten days prior to the Repurchase Date written notice to the Issuer (or an agent designated by the Issuer for such purpose) of the Holder's exercise of such right, together with the Note with respect to which the right is being exercised, duly endorsed for transfer; PROVIDED, HOWEVER, that if mandated by applicable law, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date than may be specified by the Issuer.

     (c) The Issuer will comply with applicable law, including Section 14(e) of Exchange Act and Rule 14e-1 thereunder, if applicable, if the Issuer is required to give a notice of a right of repurchase as a result of a Change of Control.

     SECTION 4.13. LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any Affiliate of any of the Company's Subsidiaries or any holder of 10% or more of the Common Equity of the Company (including any Affiliates of such holders), in a single transaction or series of related transactions (each, an "AFFILIATE TRANSACTION"), except for any Affiliate Transaction the terms of which are at least as favorable as the terms which could be obtained by the Company, the Issuer or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not such a holder, an Affiliate of such a holder or an Affiliate of the Company or any of the Company's Subsidiaries.

     (b) In addition, the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, enter into an Affiliate Transaction unless:

          (i) with respect to any such Affiliate Transaction involving or having a value of more than $1 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) either obtained the approval of a majority of the Company's disinterested directors or obtained an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view, and

          (ii) with respect to any such Affiliate Transaction involving or having a value of more than $10 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) delivered to the Trustee an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view.

     (c) Notwithstanding the foregoing, an Affiliate Transaction will not include:

          (i) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the Board of Directors of the Company,

          (ii) Capital Stock issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company,

          (iii) any Restricted Payment otherwise permitted under Section 4.07 hereof,

          (iv) any transaction between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries (PROVIDED, HOWEVER, no such transaction shall involve any other Affiliate of the Company (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by the Indenture)),

          (v) any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to the Company or a Restricted Subsidiary,

          (vi) issuances, sales or other transfers or dispositions of mortgages and collateralized mortgage obligations in the ordinary course of business between Restricted Subsidiaries and Unrestricted Subsidiaries of the Company, and

          (vii) the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company, the Issuer or any Restricted Subsidiary.

     SECTION 4.14. LIMITATIONS ON MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. Neither the Company nor the Issuer nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantee or the Indenture (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which the Company, the Issuer or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

          (i) the Person formed by or surviving such consolidation or merger (if other than the Company, the Issuer or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "SUCCESSOR"), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company, the Issuer or the Guarantor, as the case may be, under the Notes or a Guarantee, as the case may be, and the Indenture,

          (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing, and

          (iii) immediately after giving effect to such transaction, the Company (or its Successor) could incur at least $1.00 of Indebtedness pursuant to
     Section 4.06(a) hereof.

     The foregoing provisions shall not apply to (i) a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee pursuant to the Indenture, or (ii) a transaction the purpose of which is to change the state of incorporation of the Company, the Issuer or any Guarantor.

     SECTION 4.15. REPORTS TO HOLDERS OF NOTES. (a) The Company shall file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall file with the Trustee and mail to each Holder of record of Notes such reports, information and documents within 15 days after it files them with the Commission. In the event that the Company is no longer subject to these periodic requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the Trustee and mail such reports to each Holder of Notes as if it were subject to such reporting requirements. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements and a "Management's Discussion and Analysis of Results of Operations and Financial Condition" written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to Holders of Notes.

     (b) For so long as any of the Notes remain outstanding and constitute "restricted securities" under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (c) All obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.

     (d) Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee's receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the

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Company's compliance with any of its covenants hereunder (as to which the
Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 4.16. REPORTS TO TRUSTEE. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a written statement by the Company's independent public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default has come to their attention and, if a Default has come to their attention, specifying the nature and period of the existence thereof.

     (b) The Company shall deliver to the Trustee, on or prior to each Interest Payment Date, an Officer's Certificate setting forth the amount of Liquidated Damages, if any, the Issuer is required to pay on that Interest Payment Date. If no Liquidated Damages are required to be paid on a given Interest Payment Date, no such Officer's Certificate is required to be delivered to the Trustee for that Interest Payment Date.

     (c) The Company will notify the Trustee when any Notes are listed on any national securities exchange and of any delisting.

                                    ARTICLE 5

                                    REMEDIES

     SECTION 5.01. EVENTS OF DEFAULT. (a) "EVENT OF DEFAULT" means any one or more of the following events:

          (i) the failure by the Company, the Issuer and the Guarantors to pay interest on, or Liquidated Damages with respect to, any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

          (ii) the failure by the Company, the Issuer and the Guarantors to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

          (iii) the failure by the Company, the Issuer or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Notes, the Guarantee or the Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under Sections 4.12 and 4.14 hereof, which will constitute Events of Default with notice but without passage of time);

          (iv) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company, the Issuer or any Restricted Subsidiary that has an outstanding principal amount of $10 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

          (v) the failure by the Company, the Issuer or any Restricted Subsidiary to make any principal or interest payment in an amount of $10 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

          (vi) a final judgment or judgments that exceed $10 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Company, the Issuer or any of its Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

          (vii) the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                (A)  commences a voluntary case,

                (B) consents to the entry of an order for relief against it in an involuntary case,

                (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                (D) makes a general assignment for the benefit of its creditors;

          (viii)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (A) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

                (B) appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

                (C) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary,

     and the order or decree remains unstayed and in effect for 60 days, or

          (ix) any Guarantee of a Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

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     A Default as described in subclause (iii) above will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and (except in the case of a default with respect to Sections 4.12 and 4.14 hereof) the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If such a Default is cured within such time period, it ceases.

     If an Event of Default (other than an Event of Default with respect to the Company resulting from subclauses (vii) or (viii) above), shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes will be due and payable immediately. If an Event of Default with respect to the Company specified in subclauses (vii) or
(viii) above occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder.

     Except with respect to an Event of Default pursuant to clauses (i) or (ii) of this Section 5.01, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Trustee by the Issuer or any Holder.

     SECTION 5.02. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

     SECTION 5.03. WAIVER OF DEFAULTS BY MAJORITY OF HOLDERS. The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee and the Company may waive any Default or Event of Default (other than any Default or Event of Default in payment of principal or interest or Liquidated Damages) on the Notes under the Indenture. Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest or Liquidated Damages, if any, on the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured or waived.

     SECTION 5.04. DIRECTION OF PROCEEDINGS. The Holders may not enforce the provisions of the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power, PROVIDED, HOWEVER, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal or interest or Liquidated Damages, if any, on the Notes or that resulted from the failure to comply with Section 4.12 hereof) if the Trustee determines that withholding such notice is in the Holders' interest or would involve the Trustee in personal liability.

     SECTION 5.05. APPLICATION OF MONEYS COLLECTED BY TRUSTEE. Any moneys collected by the Trustee pursuant to this Article with respect to Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the Notes and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

          FIRST: To the payment of costs and expenses of collection and reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee pursuant to Section 7.07 except as a result of its negligence or bad faith;

          SECOND: If the principal of the Notes shall not have become due and be unpaid, to the payment of interest or Liquidated Damages, if any, on the Notes with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest and Liquidated Damages, if any, at the rate borne by the Notes, such payment to be made ratably to the Persons entitled thereto;

          THIRD: If the principal of the Notes shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal, interest and Liquidated Damages, if any, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest and Liquidated Damages, if any, at the rate borne by the Notes, and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest and Liquidated Damages, if any, without preference or priority of principal over interest or Liquidated Damages or of interest or Liquidated Damages over principal, or of interest over Liquidated Damages, or of any installment of interest or Liquidated Damages over any other installment of interest or Liquidated Damages, ratably to the aggregate of such principal and accrued and unpaid interest and Liquidated Damages, if any; and

          FOURTH: To the payment of any surplus then remaining to the Issuer, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

     No claim for interest which in any manner at or after maturity shall have been transferred or pledged separate or apart from the Notes to which it relates, or which in any manner shall have been kept alive after maturity by an extension (otherwise than pursuant to an extension made pursuant to a plan proposed by the Issuer to the Holders of all Notes), purchase, funding or otherwise by or on behalf or with the consent or approval of the Issuer shall be entitled, in case of a default hereunder, to any benefit of this Indenture, except after prior payment in full of the principal of all Notes and of all claims for interest not so transferred, pledged, kept alive, extended, purchased or funded.

     SECTION 5.06. PROCEEDINGS BY HOLDERS. No holder of any Notes shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless the Holders of not less than 25% in aggregate principal amount of the Notes shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the Holder of every Note with every other Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture or of the Notes to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference as to any other such Holder, or to enforce any right under this Indenture or the Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes.

     Notwithstanding any other provisions in this Indenture, however, the right of any Holder of any Note to receive payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Note, on or after the maturity thereof, or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder.

     SECTION 5.07. PROCEEDINGS BY TRUSTEE. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceedings in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     SECTION 5.08. REMEDIES CUMULATIVE AND CONTINUING. All powers and remedies given by this Article Five to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.06, every power and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

     SECTION 5.09. UNDERTAKING TO PAY COSTS. All parties to this Indenture agree and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, or in any suit for the enforcement of any right or remedy under this

Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the cost of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 5.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes, or to any suit instituted by any Holders for the enforcement of the payment of the principal of or interest or Liquidated Damages, if any, on any Note against the Issuer on or after the due date of such Note.

     SECTION 5.10. NOTICE OF DEFAULTS. The Company is required to deliver to the Trustee an annual statement regarding compliance with the Indenture, and include in such statement, if any officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company is required to deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default.

     SECTION 5.11. WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company, the Issuer and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company, the Issuer or the Guarantor from paying all or any portion of the principal of, or interest or Liquidated Damages, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company, the Issuer and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 6

                                    GUARANTEE

     SECTION 6.01. GUARANTEE. Each of the Guarantors hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (i) the due and punctual payment of the principal of and any premium, interest or Liquidated Damages on the Notes, whether at maturity or on an interest payment date, by acceleration, pursuant to an Offer to Purchase or otherwise, and interest on the overdue principal of and interest and Liquidated Damages, if any, on the Notes, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full when due or performed in accordance with the terms hereof and thereof; including all amounts payable to the Trustee under Section 7.07 hereof, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or to be performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

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     If the Issuer fails to make any payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of, and shall be unaffected by, the validity regularity or enforceability of the Notes, this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. If any Holder is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or any Guarantor to the Trustee or such Holder, this Article 6, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that is shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

     The Guarantee set forth in this Section 6.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by the Trustee or any duly appointed agent.

     SECTION 6.02. OBLIGATIONS OF EACH GUARANTOR UNCONDITIONAL. Nothing contained in this Article 6 or elsewhere in this Indenture or in any Note is intended to or shall impair, as between each Guarantor and the Holders, which are absolute and unconditional, to pay to the Holders the principal of and interest and Liquidated Damages, if any, on the Notes as and when the same shall become due and payable in accordance with the provisions of the Guarantee or is intended to or shall affect the relative rights of the Holders and creditors of the Issuer, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon any Default under this Indenture in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

     Upon any distribution of assets of a Guarantor referred to in this Article 6, the Trustee, subject to the provisions of Article 7, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 6.

     SECTION 6.03. RELEASE OF A GUARANTOR. If all or substantially all of the assets of any Guarantor other than the Company or all of the Capital Stock of any Guarantor other than the Company is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, or, unless the Company elects otherwise, if any Guarantor other than the Company is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a

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sale or other disposition of all or substantially all of the assets of such
Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under the Indenture without any further action on the part of the Trustee or any Holder of the Notes.

     An Unrestricted Subsidiary that is a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its Guarantee upon notice from the Company to the Trustee to such effect, without any further action required on the part of the Trustee or any Holder.

     SECTION 6.04. EXECUTION AND DELIVERY OF GUARANTY. The execution by each Guarantor of the Indenture (or a supplemental indenture in the form of Exhibit
B) evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in the Indenture on behalf of each Guarantor.

     SECTION 6.05. LIMITATION ON GUARANTOR LIABILITY. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

     SECTION 6.06. ARTICLE 6 NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal or interest or Liquidated Damages, if any, on the Notes by reason of any provision in this Article 6 shall not be construed as preventing the occurrence of any Event of Default under Section 5.01.

     SECTION 6.07. WAIVER BY THE GUARANTORS. Each Guarantor hereby irrevocably waives diligence, presentment, demand of payment, demand of performance, filing of claims with a court in the event of insolvency of bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest, notice and all demand whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, in this Indenture and in this Article 6.

     SECTION 6.08. SUBROGATION AND CONTRIBUTION. Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuer with respect to such obligation, PROVIDED that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuer hereunder or under the Notes remains unpaid.

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     SECTION 6.09.  STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Issuer under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

                                    ARTICLE 7

                                   THE TRUSTEE

     SECTION 7.01. GENERAL. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

     (b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     SECTION 7.02. CERTAIN RIGHTS OF TRUSTEE. Subject to Trust Indenture Act Sections 315(a) through (d):

          (a) The Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

          (b)   Before the Trustee acts or refrains from acting, it may require an Officers'  Certificate  or an Opinion of Counsel  conforming  to Section
     10.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

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          (e)   The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 5.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

          (f) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (g) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

     SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

          (a) "CASH TRANSACTION" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

          (b) "SELF-LIQUIDATING PAPER" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

     SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee (a) makes no representation as to the validity or adequacy of the Indenture or the Notes, (b) is not accountable for the Company's use or application of the proceeds from the Notes and (c) is not responsible for any statement in the Notes other than its certificate of authentication.

     SECTION 7.05. NOTICE OF DEFAULT. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; PROVIDED that, except in the case of a default in the payment of the principal of or interest or Liquidated Damages, if any, on any Note, the Trustee

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may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this SECTION will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

     SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each May 15, beginning with May 15, 2002, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a).

     SECTION 7.07. COMPENSATION AND INDEMNITY. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee's agents and counsel.

     (b) The Company will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.

     (c) To secure the Company's payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest or Liquidated Damages, if any, on particular Notes.

     SECTION 7.08. REPLACEMENT OF TRUSTEE. (a) (i) The Trustee may resign at any time by written notice to the Company.

          (ii) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

          (iii) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (iv) The Company may remove the Trustee if: (A) the Trustee is no longer eligible under Section 7.10; (B) the Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

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A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     (b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

     (d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

     (e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

     SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

     SECTION 7.10. ELIGIBILITY. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

     SECTION 7.11. MONEY HELD IN TRUST. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under
Article 8.

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                                    ARTICLE 8

                            DEFEASANCE AND DISCHARGE

     SECTION 8.01.  DISCHARGE OF ISSUER'S OBLIGATIONS. (a) Subject to paragraph
(b), the Issuer's obligations under the Notes and the Indenture, and each Guarantor's obligations under its Note Guaranty, will terminate if:

          (1) all Notes previously authenticated and delivered (other than (a) destroyed, lost or stolen Notes that have been replaced or (b) Notes that are paid pursuant to Section 4.01 or (c) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Issuer pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder; or

          (2) (A) the Notes mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,

          (B) the Issuer irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and premium, interest and Liquidated Damages, if any, on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

          (C) no Default has occurred and is continuing on the date of the deposit,

          (D) the deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound, and

          (E) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.

     (b) After satisfying the conditions in clause (a)(1), only the Issuer's obligations under Section 7.07 will survive. After satisfying the conditions in clause (a)(2), only the Issuer's obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee, upon the request and at the cost and expense of the Issuer, will acknowledge in writing the discharge of the Issuer's obligations under the Notes and the Indenture other than the surviving obligations.

     SECTION 8.02. LEGAL DEFEASANCE. On the 91st day following the deposit referred to in clause (1), the Issuer will be deemed to have paid and will be discharged from its obligations in respect of the Notes and the Indenture, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor's obligations under its Note Guaranty will terminate, PROVIDED the following conditions have been satisfied:

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          (1)   The Issuer has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and premium, interest and Liquidated Damages, if any, on the Notes to maturity or redemption, as the case may be, PROVIDED that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

          (2) The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound.

          (3) The Issuer has delivered to the Trustee either (x) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of the Indenture, to the same effect as the ruling described in clause (x).

          (4) The Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

     Prior to the end of the 91-day period, none of the Issuer's obligations under the Indenture will be discharged. Thereafter, the Trustee, upon the request and at the cost and expense of the Issuer, will acknowledge in writing the discharge of the Issuer's obligations under the Notes and the Indenture except for the surviving obligations specified above.

     SECTION 8.03. COVENANT DEFEASANCE. After the 91st day following the deposit referred to in clause (1), the Issuer's obligations set forth in Sections 4.06 through 4.13, inclusive and clause (iii) of Section 4.14, and each Guarantor's obligations under its Note Guaranty, will terminate, and clauses
(iii), (iv), (v), (vi) and (ix) of Section 5.01 will no longer constitute Events of Default, PROVIDED the following conditions have been satisfied:

          (1)   The Issuer has complied with clauses (1), (2) and (4) of
     Section 8.02; and

          (2) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

     Except as specifically stated above, none of the Issuer's obligations under the Indenture will be discharged.

     SECTION 8.04. APPLICATION OF TRUST MONEY. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S.

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Government Obligations to the payment of principal of and premium, interest and
Liquidated Damages, if any, on the Notes in accordance with the Notes and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

     SECTION 8.05. REPAYMENT TO ISSUER. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Issuer upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Issuer upon written request any money deposited with or paid to the Trustee for the payment of the principal of, premium, interest or Liquidated Damages, if any, with respect to the Notes and not applied but remaining unclaimed for two years after the date upon which such After payment to the Company, Holders entitled to such principal, premium, interest or Liquidated Damages, shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee. Thereafter, the Holder of the Notes must look solely to the Issuer for any payment such Holder may be entitled to collect, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, and all liability of the Trustee with respect to such money shall thereupon cease.

     SECTION 8.06. REINSTATEMENT. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to
Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under the Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Issuer makes any payment of principal of or interest or Liquidated Damages, if any, on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

     SECTION 8.07. INDEMNITY FOR U.S. GOVERNMENT OBLIGATIONS. The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Sections 8.01, 8.02 or 8.03.

                                    ARTICLE 9

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.01. AMENDMENTS WITHOUT CONSENT OF HOLDERS. The Company, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder

          (a) to cure any ambiguity, defect or inconsistency in the Indenture or the Notes that does not adversely affect the interests of the Holders;

          (b)   to comply with Section 4.14;

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          (c)   to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

          (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

          (e) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (f) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture;

          (g)   to provide for or confirm the issuance of Additional Notes; or

          (h) to make any other change that does not adversely affect the legal rights of any Holder.

     SECTION 9.02. AMENDMENTS WITH CONSENT OF HOLDERS. (a) Except as otherwise provided in Sections 5.01, 5.03 and 5.06 or paragraph (b), the Company, the Issuer, the Guarantors and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company, the Issuer and the Guarantors with any provision of the Indenture or the Notes.

     (b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not

          (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver,

          (ii) reduce the rate of or change the time for payment of any interest, including default interest, on any Note,

          (iii) reduce principal of or change the fixed maturity of any Note or alter the provisions (including related definitions) with respect to redemptions described under Section 3.01 or with respect to mandatory offers to repurchase Notes described under Section 4.10 and 4.12,

          (iv) make any Note payable in money other than that stated in the Note,

          (v)   modify the ranking or priority of the Notes or any Guarantee,

          (vi)  make any change in Section 5.03 or 5.06,

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          (vii) release any Guarantor from any of its obligations under its
     Guarantee or the Indenture otherwise than in accordance with the Indenture, or

          (viii)waive a continuing Default or Event of Default in the payment of principal of or interest or Liquidated Damages on the Notes.

     (c) It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

     (d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Issuer will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuer will send supplemental indentures to Holders upon request. Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     SECTION 9.03. EFFECT OF CONSENT. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

     (b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

     SECTION 9.04. TRUSTEE'S RIGHTS AND OBLIGATIONS. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under the Indenture.

     SECTION 9.05. CONFORMITY WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

     SECTION 9.06. PAYMENTS FOR CONSENTS. Neither the Issuer, the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes

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unless such consideration is offered to be paid or agreed to be paid to all
Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

                                   ARTICLE 10

                                  MISCELLANEOUS

     SECTION 10.01. TRUST INDENTURE ACT OF 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

     SECTION 10.02. HOLDER COMMUNICATIONS; HOLDER ACTIONS. (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Section 312(a). Neither the Company, the Issuer nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

     (b)  (i)   Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an "ACT") may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

          (ii) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

     (c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

     (d) The Issuer may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act
Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

     SECTION 10.03. NOTICES. (a) Any notice or communication to the Issuer or the Company will be deemed given if in writing (i) when delivered in person or
(ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with

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transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Issuer. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

     IF TO THE ISSUER:

          K. Hovnanian Enterprises, Inc.
          10 Highway 35
          P.O. Box 500
          Red Bank, NJ 007701
          732-747-7159

     IF TO THE TRUSTEE:

          First Union National Bank
          21 South Street
          Morristown, NJ 07960
          ATTN: Corporate Trust Administration
          (K. Hovnanian Enterprises, Inc. Senior Notes due 2012)
          973-682-4531

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Issuer, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Issuer or the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

     (c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

     SECTION 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Issuer or the Company to the Trustee to take any action under the Indenture, the Issuer or the Company will furnish to the
Trustee:

          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that all such conditions precedent relating to the proposed action have been complied with.

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     SECTION 10.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each
certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

          (a) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

          (c) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, PROVIDED that an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

     SECTION 10.06. PAYMENT DATE OTHER THAN A BUSINESS DAY. If any payment with respect to a payment of any principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

     SECTION 10.07. GOVERNING LAW. The Indenture, including any Note Guaranties, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 10.08. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Issuer, the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

     SECTION 10.09. SUCCESSORS. All agreements of the Issuer, the Company or any Guarantor in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

     SECTION 10.10. DUPLICATE ORIGINALS. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 10.11. SEPARABILITY. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

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     SECTION 10.12. TABLE OF CONTENTS AND HEADINGS. The Table of Contents,
Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

     SECTION 10.13. NO LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS. No director, officer, employee, incorporator, member or stockholder of the Issuer, the Company or any Guarantor, as such, will have any liability for any obligations of the Issuer, the Company or such Guarantor under the Notes, any Note Guaranty or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

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                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

                                 K. HOVNANIAN ENTERPRISES, INC.
                                     as Issuer

                                        /s/ J. Larry Sorsby
                                        ---------------------------------
                                        By:    J. Larry Sorsby
                                        Title: Executive Vice President
                                               Chief Financial Officer

                                 HOVNANIAN ENTERPRISES, INC.
                                     as the Company

                                        /s/ J. Larry Sorsby
                                        ---------------------------------
                                        By:    J. Larry Sorsby
                                        Title: Executive Vice President
                                               Chief Financial Officer

                                 GUARANTORS:

                                 ALL SEASONS, INC.
                                 ARROW PROPERTIES, INC.
                                 BALLANTRAE DEVELOPMENT CORP.
                                 BALLANTRAE HOME SALES, INC.
                                 CONDOMINIUM COMMUNITY (BOWIE NEW TOWN), INC.
                                 CONDOMINIUM COMMUNITY (LARGO TOWN), INC.
                                 CONDOMINIUM COMMUNITY (PARK PLACE), INC.
                                 CONDOMINIUM COMMUNITY (QUAIL RUN), INC.
                                 CONDOMINIUM COMMUNITY (TRUMAN DRIVE), INC.
                                 CONSULTANTS CORPORATION
                                 DESIGNED CONTRACTS. INC.
                                 EXC, INC.
                                 FORTIS HOMES, INC.
                                 HOUSING-HOME SALES, INC.
                                 HOVNANIAN AT TARPON LAKES I, INC.
                                 HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

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                                 HOVNANIAN PENNSYLVANIA, INC.
                                 K. HOV INTERNATIONAL, INC.
                                 K. HOVNANIAN ACQUISITIONS, INC.
                                 K. HOVNANIAN AT ASHBURN VILLAGE, INC.
                                 K. HOVNANIAN AT ATLANTIC CITY, INC.
                                 K. HOVNANIAN AT BALLANTRAE ESTATES, INC.
                                 K. HOVNANIAN AT BARRINGTON, INC.
                                 K. HOVNANIAN AT BEDMINSTER II, INC.
                                 K. HOVNANIAN AT BEDMINSTER, INC.
                                 K. HOVNANIAN AT BELMONT, INC.
                                 K. HOVNANIAN AT BERNARDS IV, INC.
                                 K. HOVNANIAN AT BRANCHBURG III, INC.
                                 K. HOVNANIAN AT BRIDGEPORT, INC.
                                 K. HOVNANIAN AT BRIDGEWATER IV, INC.
                                 K. HOVNANIAN AT BRIDGEWATER V, INC.
                                 K. HOVNANIAN AT BRIDGEWATER VI, INC.
                                 K. HOVNANIAN AT BULL RUN, INC.
                                 K. HOVNANIAN AT BURLINGTON III, INC.
                                 K. HOVNANIAN AT BURLINGTON, INC.
                                 K. HOVNANIAN AT CALABRIA, INC.
                                 K. HOVNANIAN AT CAMERON CHASE, INC.
                                 K. HOVNANIAN AT CARMEL DEL MAR, INC.
                                 K. HOVNANIAN AT CAROLINA COUNTRY CLUB I, INC.
                                 K. HOVNANIAN AT CAROLINA COUNTRY CLUB II, INC.
                                 K. HOVNANIAN AT CAROLINA COUNTRY CLUB III, INC.
                                 K. HOVNANIAN AT CASTILE, INC.
                                 K. HOVNANIAN AT CEDAR GROVE I, INC.
                                 K. HOVNANIAN AT CEDAR GROVE II, INC.
                                 K. HOVNANIAN AT CHAPARRAL, INC.
                                 K. HOVNANIAN AT CLARKSTOWN, INC.
                                 K. HOVNANIAN AT COCONUT CREEK, INC.
                                 K. HOVNANIAN AT CRESTLINE, INC.
                                 K. HOVNANIAN AT CRYSTAL SPRINGS, INC.
                                 K. HOVNANIAN AT DOMINGUEZ, INC.
                                 K. HOVNANIAN AT DOMINION RIDGE, INC.
                                 K. HOVNANIAN AT EAST BRUNSWICK VI, INC.
                                 K. HOVNANIAN AT EAST BRUNSWICK VIII, INC.
                                 K. HOVNANIAN AT EAST WHITELAND I, INC.
                                 K. HOVNANIAN AT EXETER HILLS, INC.
                                 K. HOVNANIAN AT FAIR LAKES GLEN, INC.
                                 K. HOVNANIAN AT FAIR LAKES, INC.
                                 K. HOVNANIAN AT FREEHOLD TOWNSHIP, INC.
                                 K. HOVNANIAN AT FREEHOLD TOWNSHIP I, INC.

                                 K. HOVNANIAN AT FT. MYERS I, INC.
                                 K. HOVNANIAN AT FT. MYERS II, INC.
                                 K. HOVNANIAN AT GREAT NOTCH, INC.
                                 K. HOVNANIAN AT HACKETTSTOWN, INC.
                                 K. HOVNANIAN AT HALF MOON BAY, INC.
                                 K. HOVNANIAN AT HAMPTON OAKS, INC.
                                 K. HOVNANIAN AT HANOVER, INC.
                                 K. HOVNANIAN AT HERSHEY'S MILL, INC.(a PA Corp)
                                 K. HOVNANIAN AT HIGHLAND VINEYARDS, INC.
                                 K. HOVNANIAN AT HOLLY CREST, INC.
                                 K. HOVNANIAN AT HOPEWELL IV, INC.
                                 K. HOVNANIAN AT HOPEWELL V, INC.
                                 K. HOVNANIAN AT HOPEWELL VI, INC.
                                 K. HOVNANIAN AT HOWELL TOWNSHIP, INC.
                                 K. HOVNANIAN AT HUNTER ESTATES, INC.
                                 K. HOVNANIAN AT JACKSONVILLE II, INC.
                                 K. HOVNANIAN AT JEFFERSON, INC.
                                 K. HOVNANIAN AT JERSEY CITY III, INC.
                                 K. HOVNANIAN AT KINGS GRANT I, INC.
                                 K. HOVNANIAN AT KLOCKNER FARMS, INC.
                                 K. HOVNANIAN AT LA TERRAZA, INC.
                                 K. HOVNANIAN AT LA TROVATA, INC.
                                 K. HOVNANIAN AT LAKEWOOD, INC.
                                 K. HOVNANIAN AT LAWRENCE V, INC.
                                 K. HOVNANIAN AT LOWER SAUCON II, INC.
                                 K. HOVNANIAN AT LOWER SAUCON, INC.
                                 K. HOVNANIAN AT MAHWAH II, INC.
                                 K. HOVNANIAN AT MAHWAH IV, INC. (Whalepond)
                                 K. HOVNANIAN AT MAHWAH IX, INC.
                                 K. HOVNANIAN AT MAHWAH V, INC.
                                 K. HOVNANIAN AT MAHWAH VI, INC. (Norfolk)
                                 K. HOVNANIAN AT MAHWAH VII, INC.
                                 K. HOVNANIAN AT MAHWAH VIII, INC.
                                 K. HOVNANIAN AT MANALAPAN, INC.
                                 K. HOVNANIAN AT MARLBORO II, INC.
                                 K. HOVNANIAN AT MARLBORO TOWNSHIP IV, INC.
                                 K. HOVNANIAN AT MARLBORO TOWNSHIP VI, INC.
                                 K. HOVNANIAN AT MARLBORO TOWNSHIP VII, INC.
                                 K. HOVNANIAN AT MARLBORO TOWNSHIP III, INC.
                                 K. HOVNANIAN AT MEDFORD I, INC.
                                 K. HOVNANIAN AT MERRIMACK, INC.
                                 K. HOVNANIAN AT METRO DC SOUTH, INC.

                                 K. HOVNANIAN AT MONTCLAIR NJ, INC.
                                 K. HOVNANIAN AT MONTCLAIR, INC.
                                 K. HOVNANIAN AT MONTGOMERY I, INC.
                                 K. HOVNANIAN AT NEWARK URBAN RENEWAL
                                        CORPORATION I, INC.
                                 K. HOVNANIAN AT NEWARK URBAN RENEWAL
                                        CORPORATION IV, INC.
                                 K. HOVNANIAN AT NEWARK URBAN RENEWAL
                                        CORPORATION V, INC.
                                 K. HOVNANIAN AT NORTH BERGEN, INC.
                                 K. HOVNANIAN AT NORTH BRUNSWICK IV, INC.
                                 K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.
                                 K. HOVNANIAN AT NORTHLAKE, INC.
                                 K. HOVNANIAN AT OCEAN WALK, INC.
                                 K. HOVNANIAN AT P.C. PROPERTIES, INC.
                                 K. HOVNANIAN AT PARK RIDGE, INC.
                                 K. HOVNANIAN AT PASCO I, INC.
                                 K. HOVNANIAN AT PASCO II, INC.
                                 K. HOVNANIAN AT PEEKSKILL, INC.
                                 K. HOVNANIAN AT PEMBROKE SHORES, INC.
                                 K. HOVNANIAN AT PERKIOMEN I, INC.
                                 K. HOVNANIAN AT PERKIOMEN II, INC.
                                 K. HOVNANIAN AT PLAINSBORO III, INC.
                                 K. HOVNANIAN AT POLO TRACE, INC.
                                 K. HOVNANIAN AT PORT IMPERIAL NORTH, INC.
                                 K. HOVNANIAN AT PRINCETON, INC.
                                 K. HOVNANIAN AT RANCHO CHRISTIANITOS, INC.
                                 K. HOVNANIAN AT RARITAN I, INC.
                                 K. HOVNANIAN AT READINGTON II, INC.
                                 K. HOVNANIAN AT RESERVOIR RIDGE, INC.
                                 K. HOVNANIAN AT RIVER OAKS, INC.
                                 K. HOVNANIAN AT SAN SEVAINE, INC.
                                 K. HOVNANIAN AT SARATOGA, INC.
                                 K. HOVNANIAN AT SCOTCH PLAINS II, INC.
                                 K. HOVNANIAN AT SCOTCH PLAINS, INC.
                                 K. HOVNANIAN AT SENECA CROSSING, INC.
                                 K. HOVNANIAN AT SMITHVILLE, INC.
                                 K. HOVNANIAN AT SMITHVILLE III, INC.
                                 K. HOVNANIAN AT SOMERS POINT, INC.
                                 K. HOVNANIAN AT SOUTH BRUNSWICK II, INC.
                                 K. HOVNANIAN AT SOUTH BRUNSWICK III, INC.
                                 K. HOVNANIAN AT SOUTH BRUNSWICK IV, INC.
                                 K. HOVNANIAN AT SOUTH BRUNSWICK V, INC.
                                 K. HOVNANIAN AT SPRING RIDGE, INC.
                                 K. HOVNANIAN AT STONE CANYON, INC.

                                 K. HOVNANIAN AT STONEGATE, INC. (a CA
                                        Corporation)
                                 K. HOVNANIAN AT STONEGATE, INC. (a VA
                                        Corporation)
                                 K. HOVNANIAN AT STONY POINT, INC.
                                 K. HOVNANIAN AT STUART ROAD, INC.
                                 K. HOVNANIAN AT SULLY STATION, INC.
                                 K. HOVNANIAN AT SUMMERWOOD, INC.
                                 K. HOVNANIAN AT SYCAMORE, INC.
                                 K. HOVNANIAN AT TANNERY HILL, INC.
                                 K. HOVNANIAN AT THE BLUFF, INC.
                                 K. HOVNANIAN AT THE CEDARS, INC.
                                 K. HOVNANIAN AT THE GLEN, INC.
                                 K. HOVNANIAN AT THE RESERVE AT MEDFORD, INC.
                                 K. HOVNANIAN AT THORNBURY, INC.
                                 K. HOVNANIAN AT TIERRASANTA, INC.
                                 K. HOVNANIAN AT TUXEDO, INC.
                                 K. HOVNANIAN AT UNION TOWNSHIP I, INC.
                                 K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP I, INC.
                                 K. HOVNANIAN AT UPPER MAKEFIELD I, INC.
                                 K. HOVNANIAN AT UPPER MERION, INC.
                                 K. HOVNANIAN AT VAIL RANCH, INC.
                                 K. HOVNANIAN AT VALLEYBROOK II, INC.
                                 K. HOVNANIAN AT VALLEYBROOK, INC.
                                 K. HOVNANIAN AT WALL TOWNSHIP VI, INC.
                                 K. HOVNANIAN AT WALL TOWNSHIP VIII, INC.
                                 K. HOVNANIAN AT WASHINGTONVILLE, INC.
                                 K. HOVNANIAN AT WAYNE III, INC.
                                 K. HOVNANIAN AT WAYNE V, INC.
                                 K. HOVNANIAN AT WAYNE VI, INC.
                                 K. HOVNANIAN AT WAYNE VII, INC.
                                 K. HOVNANIAN AT WILDROSE, INC.
                                 K. HOVNANIAN AT WINSTON TRAILS, INC.
                                 K. HOVNANIAN AT WOODMONT, INC.
                                 K. HOVNANIAN AVIATION, INC.
                                 K. HOVNANIAN COMPANIES NORTHEAST, INC.
                                 K. HOVNANIAN COMPANIES OF CALIFORNIA, INC.
                                 K. HOVNANIAN COMPANIES OF FLORIDA, INC.
                                 K. HOVNANIAN COMPANIES OF MARYLAND, INC.
                                 K. HOVNANIAN COMPANIES OF METRO WASHINGTON,
                                        INC.
                                 K. HOVNANIAN COMPANIES OF NEW YORK, INC.
                                 K. HOVNANIAN COMPANIES OF NORTH CAROLINA, INC.

                                 K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.
                                 K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA,
                                        INC.
                                 K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC.
                                 K. HOVNANIAN'S DESIGN GALLERY, INC.
                                 K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.
                                 K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.
                                 K. HOVNANIAN DEVELOPMENTS OF METRO WASHINGTON,
                                        INC.
                                 K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.
                                 K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.
                                 K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA,
                                        INC.
                                 K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.
                                 K. HOVNANIAN EQUITIES, INC.
                                 K. HOVNANIAN FLORIDA DIVISION, INC.
                                 K. HOVNANIAN FORECAST ACQUISITION, INC.
                                 K. HOVNANIAN FORECAST HOMES, INC.
                                 K. HOVNANIAN INVESTMENT PROPERTIES OF NEW
                                        JERSEY, INC.
                                 K. HOVNANIAN MARINE, INC.
                                 K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.
                                 K. HOVNANIAN PROPERTIES OF EAST BRUNSWICK II,
                                        INC.
                                 K. HOVNANIAN PROPERTIES OF NB THEATRE, INC.
                                 K. HOVNANIAN PROPERTIES OF NEWARK URBAN RENEWAL
                                        CORPORATION, INC.
                                 K. HOVNANIAN PROPERTIES OF NORTH BRUNSWICK II,
                                        INC.
                                 K. HOVNANIAN PROPERTIES OF NORTH BRUNSWICK V,
                                        INC.
                                 K. HOVNANIAN PROPERTIES OF PISCATAWAY, INC.
                                 K. HOVNANIAN PROPERTIES OF RED BANK, INC.
                                 K. HOVNANIAN PROPERTIES OF WALL, INC.
                                 K. HOVNANIAN REAL ESTATE INVESTMENT, INC.
                                 K. HOVNANIAN REAL ESTATE OF FLORIDA, INC.
                                 K. HOVNANIAN SOUTHEAST FLORIDA, INC.
                                 K. HOVNANIAN SOUTHEAST REGION, INC.

                                 K. HOVNANIAN'S FOUR SEASONS OF THE PALM
                                        BEACHES, INC.
                                 KHC ACQUISITION, INC.
                                 KINGS GRANT EVESHAM CORP.
                                 LANDARAMA, INC.
                                 MATZEL & MUMFORD OF DELAWARE, INC.
                                 M & M AT LONG BRANCH, INC.
                                 NEW K. HOVNANIAN DEVELOPMENTS OF FLORIDA, INC. PARK VILLAGE REALTY, INC.
                                 PARTHENON GROUP, INC.
                                 PINE BROOK CO., INC.
                                 QUE CORPORATION
                                 REFLECTIONS OF YOU INTERIORS, INC.
                                 STONEBROOK HOMES, INC.
                                 THE MATZEL & MUMFORD ORGANIZATION, INC.
                                 THE NEW FORTIS CORPORATION
                                 THE SOUTHAMPTON CORPORATION
                                 TROPICAL SERVICE BUILDERS, INC.
                                 WASHINGTON HOMES OF DELAWARE, INC.
                                 WASHINGTON HOMES OF WEST VIRGINIA, INC.
                                 WASHINGTON HOMES, INC.
                                 WASHINGTON HOMES, INC. OF VIRGINIA
                                 WESTMINSTER HOMES (CHARLOTTE), INC.
                                 WESTMINSTER HOMES OF TENNESSEE, INC.
                                 WESTMINSTER HOMES, INC.
                                 WH LAND I, INC
                                 WH LAND II, INC.
                                 WH PROPERTIES, INC.
                                 ARBOR WEST, L.L.C.
                                 K. HOVNANIAN AT ST. MARGARETS, L.L.C.
                                 K. HOVNANIAN AT ARBOR HEIGHTS, L.L.C.
                                 K. HOVNANIAN AT ASHBURN VILLAGE, L.L.C.
                                 K. HOVNANIAN AT BARNEGAT I, L.L.C.
                                 K. HOVNANIAN AT BERKELEY, L.L.C.
                                 K. HOVNANIAN AT BERNARDS V, L.L.C.
                                 K. HOVNANIAN AT BLOOMS CROSSING, L.L.C.
                                 K. HOVNANIAN AT BLUE HERON PINES, L.L.C.
                                 K. HOVNANIAN AT BRENBROOKE, L.L.C.
                                 K. HOVNANIAN AT CAMDEN I, L.L.C.
                                 K. HOVNANIAN AT CARMEL VILLAGE, L.L.C.
                                 K. HOVNANIAN AT CEDAR GROVE III, L.L.C.
                                 K. HOVNANIAN AT CHESTER I, L.L.C.
                                 K. HOVNANIAN AT CLIFTON, L.L.C.
                                 K. HOVNANIAN AT COLUMBIA TOWN CENTER, L.L.C.

                                 K. HOVNANIAN AT CRANBURY, L.L.C.
                                 K. HOVNANIAN AT CURRIES WOODS, L.L.C.
                                 K. HOVNANIAN AT ENCINITAS RANCH, L.L.C.
                                 K. HOVNANIAN AT FORECAST, L.L.C.
                                 K. HOVNANIAN AT GUTTENBERG, L.L.C.
                                 K. HOVNANIAN AT HAMBURG, L.L.C.
                                 K. HOVNANIAN AT HAMBURG CONTRACTORS, L.L.C.
                                 K. HOVNANIAN AT JACKSON, L.L.C.
                                 K. HOVNANIAN AT JERSEY CITY IV, L.L.C.
                                 K. HOVNANIAN AT KENT ISLAND, L.L.C.
                                 K. HOVNANIAN AT KINCAID, L.L.C.
                                 K. HOVNANIAN AT KING FARM, L.L.C.
                                 K. HOVNANIAN AT LAFAYETTE ESTATES, L.L.C.
                                 K. HOVNANIAN AT LAKE RIDGE CROSSING, L.L.C.
                                 K. HOVNANIAN AT LAKE TERRAPIN, L.L.C.
                                 K. HOVNANIAN AT LAWRENCE V, L.L.C.
                                 K. HOVNANIAN AT LINWOOD, L.L.C.
                                 K. HOVNANIAN AT LITTLE EGG HARBOR, L.L.C.
                                 K. HOVNANIAN AT LITTLE EGG HARBOR CONTRACTORS,
                                        L.L.C.
                                 K. HOVNANIAN AT LOWER MORELAND I, L.L.C.
                                 K. HOVNANIAN AT LOWER MORELAND II, L.L.C.
                                 K. HOVNANIAN AT LOWER SAUCON II, L.L.C.
                                 K. HOVNANIAN AT MANSFIELD I, LLC
                                 K. HOVNANIAN AT MANSFIELD II, LLC
                                 K. HOVNANIAN AT MANSFIELD III, L.L.C.
                                 K. HOVNANIAN AT MARLBORO  TOWNSHIP VIII, L.L.C.
                                 K. HOVNANIAN AT MARLBORO VI, L.L.C.
                                 K. HOVNANIAN AT MARLBORO VII, L.L.C.
                                 K. HOVNANIAN AT MENIFEE, L.L.C.
                                 K. HOVNANIAN AT MIDDLETOWN, L.L.C.
                                 K. HOVNANIAN AT MT. OLIVE TOWNSHIP, L.L.C.
                                 K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.
                                 K. HOVNANIAN AT NORTH HALEDON, L.L.C.
                                 K. HOVNANIAN AT NORTHAMPTON, L.L.C.
                                 K. HOVNANIAN AT NORTHFIELD, L.L.C.
                                 K. HOVNANIAN AT PACIFIC BLUFFS, L.L.C.
                                 K. HOVNANIAN AT PARAMUS, L.L.C.
                                 K. HOVNANIAN AT PARK LANE, L.L.C.
                                 K. HOVNANIAN AT PRINCE WILLIAM, L.L.C.
                                 K. HOVNANIAN AT RANCHO SANTA MARGARITA, L.L.C.
                                 K. HOVNANIAN AT RIVERBEND, L.L.C.
                                 K. HOVNANIAN AT RODERUCK. L.L.C.

                                 K. HOVNANIAN AT ROWLAND HEIGHTS, L.L.C.
                                 K. HOVNANIAN AT SAYREVILLE, L.L.C.
                                 K. HOVNANIAN AT SOUTH AMBOY, L.L.C.
                                 K. HOVNANIAN AT SOUTH BANK, L.L.C.
                                 K. HOVNANIAN AT SOUTH BRUNSWICK, L.L.C.
                                 K. HOVNANIAN AT SPRING HILL ROAD, L.L.C.
                                 K. HOVNANIAN AT ST. MARGARETS, L.L.C.
                                 K. HOVNANIAN AT SUNSETS, L.L.C.
                                 K. HOVNANIAN AT THE GABLES, L.L.C.
                                 K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP II,
                                        L.L.C.
                                 K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP III,
                                        L.L.C.
                                 K. HOVNANIAN AT WANAQUE, L.L.C.
                                 K. HOVNANIAN AT WASHINGTON, L.L.C.
                                 K. HOVNANIAN AT WAYNE VIII, L.L.C.
                                 K. HOVNANIAN AT WAYNE IX, L.L.C.
                                 K. HOVNANIAN AT WEST MILFORD, L.L.C.
                                 K. HOVNANIAN AT WEST WINDSOR, L.L.C.
                                 K. HOVNANIAN AT WILLOW BROOK, L.L.C.
                                 K. HOVNANIAN AT WINCHESTER, L.L.C.
                                 K. HOVNANIAN AT WOODHILL ESTATES, L.L.C.
                                 K. HOVNANIAN AT WOOLWICH, L.L.C.
                                 K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.
                                 K. HOVNANIAN COMPANIES OF METRO D.C. NORTH,
                                        L.L.C.
                                 K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C.
                                 K. HOVNANIAN FORECAST, L.L.C.
                                 K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.
                                 K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.
                                 K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.
                                 K. HOVNANIAN SOUTH JERSEY ACQUISITION, L.L.C.
                                 K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.
                                 K. HOVNANIAN'S FOUR SEASONS, L.L.C.
                                 K. HOVNANIAN'S PRIVATE HOME PORTFOLIO, L.L.C. KINGS COURT AT MONTGOMERY, L.L.C.
                                 M&M AT APPLE RIDGE, L.L.C.
                                 M&M AT BROOKHILL, L.L.C.
                                 M&M AT HERITAGE WOODS, L.L.C.
                                 M&M AT THE HIGHLANDS, L.L.C.
                                 M&M AT EAST MILL, L.L.C.
                                 M&M AT MORRISTOWN, L.L.C.

                                 M&M AT ROOSEVELT, L.L.C.
                                 M&M AT SHERIDAN, L.L.C.
                                 M&M AT SPARTA, L.L.C.
                                 M&M AT SPINNAKER POINTE, L.L.C.
                                 M&M AT SPRUCE HOLLOW, L.L.C.
                                 M&M AT SPRUCE MEADOWS, L.L.C.
                                 M&M AT SPRUCE RUN, L.L.C.
                                 MATZEL & MUMFORD AT CRANBURY KNOLL, L.L.C.
                                 MATZEL & MUMFORD AT FREEHOLD, L.L.C.
                                 MATZEL & MUMFORD AT HERITAGE LANDING, L.L.C.
                                 MATZEL & MUMFORD AT MONTGOMERY, L.L.C.
                                 MATZEL & MUMFORD AT PHILLIPSBURG, L.L.C.
                                 MATZEL & MUMFORD AT SOUTH BRUNSWICK, L.L.C.
                                 MATZEL & MUMFORD AT WOODLAND CREST, L.L.C.
                                 SECTION 14 OF THE HILLS, L.L.C.
                                 THE LANDINGS AT SPINNAKER POINTE, L.L.C.
                                 WESTMINSTER HOMES OF ALABAMA, L.L.C.
                                 WESTMINSTER HOMES OF MISSISSIPPI, L.L.C.
                                 WESTMINSTER HOMES OF SOUTH CAROLINA, L.L.C.
                                 GOODMAN FAMILY BUILDERS, L.P.
                                 M & M INVESTMENTS, L.P.
                                 WASHABAMA, L.P.

                                      /s/ J. Larry Sorsby
                                      ----------------------------------
                                      By:    J. Larry Sorsby
                                      Title: Executive Vice President
                                             Chief Financial Officer

FIRST UNION NATIONAL BANK,
as Trustee

By: /s/ S. Roche
    -------------------
Name:  Stephanie Roche
Title: Vice President

                                                                       EXHIBIT A

                                 [FACE OF NOTE]

                         K. HOVNANIAN ENTERPRISES, INC.

8.000% Senior Note Due 2012

                                              No. [CUSIP] [ISIN] _______________

No.                                                             $_______________

     K. Hovnanian Enterprises, Inc., a New Jersey corporation (the "ISSUER", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________________, or its registered assigns, the principal sum of ____________ DOLLARS ($______) on April 1, 2012

     Initial Interest Rate: 8.000% per annum.

     Interest Payment Dates: April 1 and October 1, commencing October 1, 2002.

     Regular Record Dates: March 15 and September 15.

     Reference is hereby make to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                                          K. HOVNANIAN ENTERPRISES, INC.

                                               By:
                                                  ---------------------------
                                                  Name:
                                                  Title:

                (Form of Trustee's Certificate of Authentication)

     This is one of the 8.000% Senior Notes Due 2012 described in the Indenture referred to in this Note.

                                 FIRST UNION NATIONAL BANK,
                                 as Trustee

                                 By:
                                    ------------------------
                                    Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                         K. HOVNANIAN ENTERPRISES, INC.

                           8.000% Senior Note Due 2012

1.   PRINCIPAL AND INTEREST.

     The Issuer promises to pay the principal of this Note on April 1, 2012.

     The Issuer promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 8.000% per annum.

     Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 15 or September 15 immediately preceding the interest payment date) on each interest payment date, commencing October 1, 2002.

     The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated March 26, 2002, between the Issuer, the Guarantors party thereto and the Initial Purchasers named therein (the "REGISTRATION RIGHTS AGREEMENT"). In the event that neither the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) nor the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared effective on or prior to the date that is 150 days after the Issue Date (the "EFFECTIVENESS DEADLINE"), the Holder shall be entitled to Liquidated Damages as specified in the Registration Rights Agreement until the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective by the Commission. If the Exchange Offer Registration Statement is declared effective but the Exchange Offer is not consummated on or prior to the earlier to occur of 40 Business Days after the date of effectiveness of the Exchange Offer Registration Statement, the Issuer shall be required to pay Liquidated Damages as specified in the Registration Rights Agreement.

     Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Issuer will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest and Liquidated Damages, if any, at a rate per annum that is 1% in excess of 8.000%. Interest and Liquidated Damages not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Issuer for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Issuer will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.   INDENTURES; NOTE GUARANTY.

     This is one of the Notes issued under an Indenture dated as of March 26, 2002 (as amended from time to time, the "INDENTURE"), among the Issuer, the Guarantors party thereto and First Union National Bank, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

     The Notes are general unsecured obligations of the Issuer. The Indenture limits the original aggregate principal amount of the Notes to $100,000,000, but Additional Notes in an aggregate principal amount of up to $100,000,000 may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guaranteed as set forth in the Indenture.

3.   REDEMPTION AND REPURCHASE; DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

     This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

     If the Issuer deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium and Liquidated Damages, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.   REGISTERED FORM; DENOMINATIONS; TRANSFER; EXCHANGE.

     The Notes are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.   DEFAULTS AND REMEDIES.

     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Issuer occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.   AMENDMENT AND WAIVER.

     Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.   AUTHENTICATION.

     This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.   ABBREVIATIONS.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                    GUARANTEE

     The undersigned (the "GUARANTORS") have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the "GUARANTEE") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article 6 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each Holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee.

     Each Holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                  [Guarantors]

                                  By:
                                     -----------------------------
                                     Title:

                            [FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

________________________________________________________________________________

________________________________________________________________________________
    Please print or typewrite name and address including zip code of assignee

________________________________________________________________________________
 the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________

attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL
CERTIFICATES BEARING A RESTRICTED LEGEND]

     In connection with any transfer of this Note occurring prior to ______________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

                                    Check One

/ / (1) This Note is being transferred to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

/ / (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

                                       OR

/ /  (3)  This Note is being transferred other than in accordance with (1) or
(2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

     If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
     ----------------------------

                                       -----------------------------------------
                                        Seller

                                        By
                                          --------------------------------------

                                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:(1)
                         -------------------------------------
                           By
                           -----------------------------------
                           To be executed by an executive officer

----------
     (1) Signatures must be guaranteed by an "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Trustee, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have all of this Note purchased by the Company pursuant to
Section 4.10 or Section 4.12 of the Indenture, check the box: / /

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.12 of the Indenture, state the amount (in original principal amount) below:

          $
           ---------------------------------------

Date:
     ------------------------

Your Signature:
               -------------------------------------

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(1)
                       -------------------------------

----------
     (1) Signatures must be guaranteed by an "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Trustee, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                        SCHEDULE OF EXCHANGES OF NOTES(1)

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

                                                                          PRINCIPAL AMOUNT OF
                                                                           THIS GLOBAL NOTE
                           AMOUNT OF DECREASE      AMOUNT OF INCREASE       FOLLOWING SUCH          SIGNATURE OF
                           IN PRINCIPAL AMOUNT    IN PRINCIPAL AMOUNT        DECREASE (OR        AUTHORIZED OFFICER
    DATE OF EXCHANGE       OF THIS GLOBAL NOTE    OF THIS GLOBAL NOTE          INCREASE)             OF TRUSTEE
 ---------------------   ----------------------  ---------------------  ----------------------  --------------------


----------

     (1) For Global Notes

                                                                       EXHIBIT B

                             SUPPLEMENTAL INDENTURE

                          dated as of __________, ____

                                      among

                         K. HOVNANIAN ENTERPRISES, INC.

                           HOVNANIAN ENTERPRISES, INC.

                           The Guarantors Party Hereto

                                       and

                            FIRST UNION NATIONAL BANK

                                   as Trustee

                                   ----------

                          8.000% Senior Notes due 2012

     THIS SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), entered into as of __________, ____, among K. Hovnanian Enterprises, Inc., a New Jersey corporation (the "ISSUER"), Hovnanian Enterprises, Inc. (the "COMPANY"), [list each new guarantor and its jurisdiction of incorporation] (each an "UNDERSIGNED") and First Union National Bank, as trustee (the "TRUSTEE").

                                    RECITALS

     WHEREAS, the Issuer, Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of March 26, 2002 (the "INDENTURE"), relating to the Company's 8.000% Senior Notes due 2012 (the "NOTES");

     WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries to provide Guaranties.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties the Indenture hereby agree as follows:SECTION 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

     SECTION 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to,
Article 6 thereof.

     SECTION 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

     SECTION 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                     K. HOVNANIAN ENTERPRISES, INC.,
                                     as Issuer

                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                     HOVNANIAN ENTERPRISES, INC.,

                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                     [GUARANTOR]

                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                     FIRST UNION NATIONAL BANK,
                                     as Trustee

                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT C

                                RESTRICTED LEGEND

     THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER

     (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "IAI"),

     (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
(E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

     AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTIONS" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

                                                                       EXHIBIT D

                                   DTC LEGEND

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

                                                                       EXHIBIT E

                            Regulation S Certificate

                                                       _________, ____

First Union National Bank
21 South Street
Morristown, NJ 07960
Attention: Corporate Trust Administration

                  Re:  K. Hovnanian Enterprises, Inc.
                       8.000% Senior Notes due 2012 (the "NOTES")
                       Issued under the Indenture (the "INDENTURE")
                       DATED AS OF MARCH 26, 2002 RELATING TO THE NOTES

Dear Sirs:

     Terms are used in this Certificate as used in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), except as otherwise stated herein.

     [CHECK A OR B AS APPLICABLE.]

     / / A. This Certificate relates to our proposed transfer of $________ principal amount of Notes issued under the Indenture. We hereby certify as follows:

               1. The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

               2. Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

               3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

               4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

               5. If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

     / / B This Certificate relates to our proposed exchange of $______ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

               1. At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

               2. Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

               3. The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                      Very truly yours,

                                      [NAME OF SELLER (FOR TRANSFERS) OR OWNER
                                         (FOR EXCHANGES)]

                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:
                                         Address:

Date:_______________________

                                                                       EXHIBIT F

                              Rule 144A Certificate

                                                       _________, ____

First Union National Bank
21 South Street
Morristown, NJ 07960
Attention: Corporate Trust Administration

                  Re:  K. Hovnanian Enterprises, Inc.
                       8.000% Senior Notes due 2012 (the "NOTES") Issued under the Indenture (the "INDENTURE") DATED AS OF MARCH 26, 2002 RELATING TO THE NOTES

Ladies and Gentlemen:

     TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

     This Certificate relates to:

     [CHECK A OR B AS APPLICABLE.]

     / / A. Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

     / / B. Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

     We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                      Very truly yours,

                                      [NAME OF SELLER (FOR TRANSFERS) OR OWNER
                                         (FOR EXCHANGES)]

                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:
                                         Address:

Date:_______________________

                                                                       EXHIBIT G

                  Institutional Accredited Investor Certificate

First Union National Bank
21 South Street
Morristown, NJ 07960
Attention: Corporate Trust Administration

                  Re:  K. Hovnanian Enterprises, Inc.
                       8.000% Senior Notes due 2012 (the "NOTES")
                       Issued under the Indenture (the "INDENTURE")
                       DATED AS OF MARCH 26, 2002 RELATING TO THE NOTES

Ladies and Gentlemen:

     This Certificate relates to:

     [CHECK A, B OR C AS APPLICABLE.]

     / / A. Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

     / / B. Our proposed purchase of $____ principal amount of a beneficial interest in a Global Note.

     / / C. Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

     We hereby confirm that:

               1. We are an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") (an "Institutional Accredited Investor").

               2. Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

               3. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

               4. We are not acquiring the Notes or beneficial interest therein with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; PROVIDED that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

               5. We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

               6. The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

     We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that we will not resell or otherwise transfer this note or any beneficial interest herein, except (A) to the company or any of its subsidiaries, (B) to a person whom the we reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (C) in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S of the Securities Act, (D) in a transaction meeting the requirements of Rule 144 under the Securities Act,
(E) to an IAI that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the transfer of this Note (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of less than $250,000, an opinion of counsel acceptable to the company that such transfer is in compliance with the Securities Act, (F) in accordance with another exemption form the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (G) pursuant to an effective Registration Statement, and in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction.

     Prior to the registration of any transfer in accordance with (f) or (g) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

     We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further agree to provide to any person acquiring any of the Notes or any beneficial interest therein from us a notice advising such person that resales of the Notes are restricted as stated herein.

     We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

     We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                     Very truly yours,

                                     [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER
                                        (FOR EXCHANGES)]

                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:
                                        Address:

Date:______________________

     Upon transfer of certificated Notes, the Notes would be registered in the name of the new beneficial owner as follows:

By:
    ------------------------------------------------

Date:
      ----------------------------------------------

Taxpayer ID number:
                   ---------------------------------

                                                                       EXHIBIT H

                   [COMPLETE FORM I OR FORM II AS APPLICABLE.]

                                    [FORM I]

                       CERTIFICATE OF BENEFICIAL OWNERSHIP

To:  First Union National Bank
     21 South Street
     Morristown, NJ 07960
     Attention: Corporate Trust Administration OR

     [Euroclear Bank S.A./N.V., as operator of the Euroclear System] OR

     [Clearstream Banking, SOCIETE ANONYME]

     Re:  K. Hovnanian Enterprises, Inc.
          8.000% Senior Notes due 2012 (the "NOTES") Issued under the Indenture (the "INDENTURE") DATED AS OF MARCH
          26, 2002 RELATING TO THE NOTES

Ladies and Gentlemen:

     We are the beneficial owner of $____ principal amount of Notes issued under the Indenture and represented by a Regulation S Temporary Global Note (as defined in the Indenture).

     We hereby certify as follows:

     [CHECK A OR B AS APPLICABLE.]

     / / A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

     / / B. We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                      Very truly yours,

                                     [NAME OF BENEFICIAL OWNER]

                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:
                                         Address:

Date:______________________

                                    [FORM II]

                       Certificate of Beneficial Ownership

First Union National Bank
21 South Street
Morristown, NJ 07960
Attention: Corporate Trust Administration

Re:  K. Hovnanian Enterprises, Inc.
     8.000% Senior Notes due 2012 (the "NOTES") Issued under the
     Indenture (the "INDENTURE") DATED AS OF MARCH 26, 2002 RELATING
     TO THE NOTES

Ladies and Gentlemen:

     This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations ("Member Organizations") appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Regulation S Temporary Global Note issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Regulation S Temporary Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

     We further certify that (i) we are not submitting herewith for exchange any portion of such Regulation S Temporary Global Note excepted in such Member Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Regulation S Temporary Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                      Yours faithfully,

                                      [EUROCLEAR BANK S.A./N.V., as operator of
                                         the Euroclear System]

                                                    OR

                                      [CLEARSTREAM BANKING, SOCIETE
                                            ANONYME]

                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:
                                         Address:

Date:______________________

                                                                       EXHIBIT I

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.